                                                                   EXHIBIT 10.11


                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT

                                      AMONG

                            CYMER LASER TECHNOLOGIES,

                       THE FOUNDERS LISTED ON SCHEDULE 1.1

                                       AND

                      THE INVESTORS LISTED ON SCHEDULE 1.2

                                FEBRUARY 28, 1995


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                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
1.       Sale, Purchase and Delivery of Series F Shares.....................  3

         1.1      Issuance and Sale of Series F Shares......................  3
         1.2      Delivery of Series F Shares...............................  4

2.       Certain Definitions................................................  4

3.       Representations and Warranties of the Company......................  4

         3.1      Organization and Good Standing; Power and Authority.......  4
         3.2      Subsidiaries..............................................  5
         3.3      Capitalization............................................  5
         3.4      Compliance with Laws......................................  6
         3.5      Validity of Agreement; Binding Effect.....................  7
         3.6      No Breach.................................................  7
         3.7      Financial Information.....................................  7
         3.8      Absence of Undisclosed Liabilities and Obligations........  8
         3.9      Absence of Certain Changes................................  8
         3.10     Real Property.............................................  9
         3.11     Tangible Assets and Equipment.............................  9
         3.12     Tax Returns and Audits....................................  9
         3.13     Patents and Trademarks.................................... 10
         3.14     Employees................................................. 10
         3.15     Confidentiality........................................... 11
         3.16     Litigation................................................ 11
         3.17     ERISA..................................................... 12
         3.18     Environmental Compliance Matters.......................... 12
         3.19     Use of Proceeds........................................... 12
         3.20     Registration Rights....................................... 12
         3.21     Escrowed Certificates of Founder Common Stock............. 12
         3.22     Disclosure................................................ 13
         3.23     No Other Agreements....................................... 13
         3.24     Claims of the Founders.................................... 13
         3.25     Insurance................................................. 13

4.       Representations and Warranties of the Investor..................... 13

         4.1      Organization and Standing................................. 14

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                                TABLE OF CONTENTS

                                   (CONTINUED)
                                                                            PAGE
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         4.2      Authorization and Approval of and Ability to Carry Out
                  This Agreement............................................ 14
         4.3      Investment Representation................................. 14

5.       Company's Affirmative Covenants.................................... 15

         5.1      Corporate Existence....................................... 15
         5.2      Taxes and Liens........................................... 15
         5.3      Maintain Property......................................... 15
         5.4      Financial Statements and Reports.......................... 16
         5.5      Confidentiality........................................... 16
         5.6      Series F Conversion Shares................................ 16
         5.7      Access to Books and Records............................... 16
         5.8      Right of First Offer...................................... 17
         5.9      Right of First Refusal and/or Repurchase Agreement........ 18
         5.10     Insurance................................................. 19
         5.11     Notice of Record Dates.................................... 19
         5.12     Employee Stock Purchase Agreement......................... 19
         5.13     Securities Law Filings.................................... 19
         5.14     Lapse of Covenants........................................ 20
         5.15     Information as to Competitors and Proprietary Information. 20
         5.16     Technological Expertise................................... 20

6.       Confidentiality.................................................... 20

7.       Further Agreements................................................. 20

         7.1      Right of First Refusal and Repurchase with Respect to
                  Founder Stock............................................. 20
         7.2      Co-Sale Agreement on Sale of Founder Stock................ 21

8.   Company's Right of First Refusal....................................... 22

         8.1      Right of First Refusal.................................... 22
         8.2      Tender Offer Sale......................................... 23
         8.3      Assignment of Rights...................................... 24

9.       Restrictions on Transferability of Shares; Compliance with the Act. 24

         9.1      Restrictions on Transferability........................... 24

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                                TABLE OF CONTENTS

                                   (CONTINUED)
                                                                            PAGE
                                                                            ----
         9.2      Certain Definitions....................................... 25
         9.3      Notice of Proposed Transfers.............................. 26
         9.4      Demand Registration Rights................................ 26
         9.5      Piggy-Back Registration Rights............................ 28
         9.6      Registration on Form S-3.................................. 28
         9.7      Rule 144 Reporting........................................ 29
         9.8      Expenses of Registration.................................. 30
         9.9      Cutbacks.................................................. 30
         9.10     Additional Covenants Concerning Sale of Shares............ 30
         9.11     Blue Sky Provisions....................................... 31
         9.12     Advising the Holders...................................... 31
         9.13     Indemnification........................................... 31
         9.14     Registration under the Exchange Act....................... 32
         9.15     Information by Holder..................................... 32
         9.16     Transfer of Registration Rights........................... 32
         9.17     Standoff Agreement........................................ 33
         9.18     Termination of Rights..................................... 33

10.      Survival of Representations, Warranties and Covenants.............. 33

         10.1     Survival of Representations, Warranties and Covenants of
                  the Company............................................... 33
         10.2     Survival of Representations and Warranties of the
                  Investor.................................................. 33

11.      Conditions Precedent to Obligations of the Investor................ 33

         11.1     Representations and Warranties Correct.................... 33
         11.2     Compliance with this Agreement............................ 34
         11.3     Satisfaction of Investor.................................. 34
         11.4     No Actions or Proceedings................................. 34
         11.5     Opinion of Company's Counsel.............................. 34
         11.6     Officer's Certificate..................................... 34
         11.7     Certificate of Secretary or Assistant Secretary........... 34
         11.8     Delivery of Documents..................................... 35
         11.9     No Lapse in Insurance Coverage............................ 35
         11.10    Employee Agreements and Nondisclosure Agreements.......... 35
         11.11    Government Approvals...................................... 35
         11.12    Minimum Closing Condition................................. 35

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                                TABLE OF CONTENTS

                                   (CONTINUED)
                                                                            PAGE
                                                                            ----
12.      Conditions Precedent to the Obligation of the Company.............. 35

         12.1     Representations and Warranties Correct.................... 35
         12.2     Compliance with this Agreement............................ 35
         12.3     Satisfaction of Company and its Counsel................... 35
         12.4     No Actions or Proceedings................................. 36
         12.5     Government Approvals...................................... 36

13.      Documents to be Delivered at Closing............................... 36

         13.1     Documents to be Delivered by the Company at the Closing... 36
         13.2     Documents to be Delivered by the Investor at the Closing.. 37

14.      Miscellaneous...................................................... 37

         14.1     Definition of Person...................................... 37
         14.2     Definition of Knowledge................................... 37
         14.3     Additional Actions........................................ 37
         14.4     Expenses.................................................. 37
         14.5     Counterparts.............................................. 37
         14.6     Binding Effect; No Assignment............................. 37
         14.7     Notices................................................... 37
         14.8     Applicable Laws........................................... 38
         14.9     Entire Agreement.......................................... 38
         14.10    Waivers and Amendments; Noncontractual Remedies;
                  Preservation of Remedies.................................. 38
         14.11    Table of Contents; Captions............................... 38
         14.12    Schedules and Exhibits Part of Agreement.................. 38
         14.13    Severability.............................................. 39
         14.14    Obligation of the Company to Indemnify.................... 39
         14.15    Obligation of the Investor to Indemnify................... 39
         14.16    Notice and Opportunity to Defend.......................... 39

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                                TABLE OF CONTENTS

                                   (CONTINUED)
                                                                            PAGE
                                                                            ----
SCHEDULES

         1.1    FOUNDERS
         1.2    INVESTORS
         3.0    SCHEDULE OF EXCEPTIONS

EXHIBITS

         A      FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
         B      OPINION OF THE COMPANY'S COUNSEL

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
                                                                   EXHIBIT 10.11

                   SERIES F PREFERRED STOCK PURCHASE AGREEMENT

         This SERIES F PREFERRED STOCK PURCHASE AGREEMENT is made as of February 28, 1995 (the "Agreement") among CYMER LASER TECHNOLOGIES, a California corporation (the "Company"), the persons whose names are set forth on Schedule
1.1 hereto (hereinafter referred to individually as a "Founder" and collectively as the "Founders"), and the purchasers of shares of series F preferred stock, $.01 par value (the "Series F Preferred Stock"), set forth on Schedule 1.2 attached hereto (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                    RECITALS

         1. The Company sold 2,107,882 shares (the "Series A Shares") of its series A preferred stock, $.01 par value (the Series A Preferred Stock), to certain investors (the "Series A Investors") pursuant to a Series A Preferred Stock Purchase Agreement, dated May 3, 1988.

         2. The Company sold 1,323,531 shares (the "Series B Shares") of its series B preferred stock, $.01 par value (the "Series B Preferred Stock"), to certain investors (the "Series B Investors") pursuant to a Series B Preferred Stock Purchase Agreement, dated June 28, 1989.

         3. The Company sold 200,000 shares (the "Series C Shares") of its series C preferred stock, $.01 par value (the Series C Preferred Stock"), to certain investors (the "Series C Investors"), pursuant to the Series C Preferred Stock Purchase Agreement, dated April 16, 1990.

         4. The Company sold 470,590 shares (the "Series D Shares") of its series D preferred stock, $.01 par value (the "Series D Preferred Stock"), to certain investors (the "Series D Investors") pursuant to the terms of the Series D Preferred Stock Purchase Agreements, dated March 15, 1991 and August 28, 1992.

         5. The Company sold 75,600 shares (the "Series E Shares") of its series E preferred stock, $.01 par value (the "Series E Preferred Stock"), to certain investors (the "Series E Investors") pursuant to the terms of the Series E Preferred Stock Purchase Agreement, dated February 25, 1994. The Series A Investors, Series B Investors, Series C Investors, Series D Investors and Series E Investors shall collectively be referred to as the "Prior Investors" or "Prior Investor" as the case may be.

         6. The Company sold 8% promissory notes in the aggregate principal amount of $474,010 and warrants for the purchase of 13,941 shares of Series E or F Preferred Stock at an exercise price of $3.40 per share to investors pursuant to a Note and Warrant Purchase Agreement, dated October 27, 1993 and amended February 18, 1994.

         7. The Company exchanged the 8% promissory notes and warrants described in Recital 6 above in a subsequent bridge financing in which the Company issued and sold convertible promissory notes in the aggregate principal amount of $1,625,010 (the "First Bridge Notes") and warrants for the purchase of 252,914 shares of the Company's Series E or F Preferred Stock at an exercise price of $3.40 per share (the "First Bridge Warrants") to certain investors pursuant to the terms of a Note and Warrant Purchase Agreement, dated June 1, 1994 (the "First Bridge Financing"). The First Bridge Notes, the accrued interest thereon, and the First Bridge Warrants are convertible into or exercisable for either Series E or F Preferred Stock, subject to certain conditions and pursuant to the terms of such First Bridge Notes and First Bridge Warrants.

         8. The Company sold additional convertible promissory notes in the aggregate principal amount of $1,999,052 (the "Second Bridge Notes") and warrants for the purchase of 146,989 shares of the Company's Series E or F Preferred Stock at an exercise price of $3.40 per share (the "Second Bridge Warrants") to certain investors pursuant to the terms of Note and Warrant Purchase Agreements, dated as of November 21, 1994, December 5, 1994 and December 19, 1994 (the "Second Bridge Financing"). The Second Bridge Notes, the accrued interest thereon and the Second Bridge Warrants are convertible into or exercisable for either Series E or F Preferred Stock, subject to certain conditions and pursuant to the terms of the Second Bridge Notes and Second Bridge Warrants. The investors in the First Bridge Notes and/or Second Bridge Notes and the First Bridge Warrants and the Second Bridge Warrants are hereinafter collectively referred to as "Noteholders" or individually as a "Noteholder." The First Bridge Notes and the Second Bridge Notes, in the aggregate principal amount of $3,624,062, shall hereinafter be collectively referred to as the "Bridge Notes." The First Bridge Warrants and the Second Bridge Warrants for the purchase of an aggregate of 399,903 shares of either Series E or Series F Preferred Stock shall hereinafter be referred to as the "Bridge Warrants." The First Bridge Financing and the Second Bridge Financing shall hereinafter be collectively referred to as the "Bridge Financings".

         9. The Noteholders intend to convert the Bridge Notes and the accrued interest thereon into Series F Shares (as defined below) subject to the completion [by February 28, 1995] of a financing transaction which raises at least $5,000,000 from the sale of Series F Shares (as defined below), which amount includes conversion of the Bridge Notes and accrued interest thereon.

         10. The Company intends to sell, and the Investors intend to purchase, (including the conversion of the Bridge Notes and accrued interest thereon described in Recital 9) an aggregate of up to One Million Nine Hundred Thousand (1,900,000) shares of the Company's 8% Non-Cumulative Voting Redeemable Convertible Series F Preferred Stock (the "Series F Shares"), with such rights, preferences and limitations as are set forth in the Company's Fourth Amended and Restated Articles of Incorporation attached hereto as Exhibit A (the "Restated Articles of Incorporation"), including, without limitation, the right to convert each Series F Share into one share of the Company's common stock, $.01 par value per share (the "Common Stock"), for an

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aggregate of One Million Nine Hundred Thousand (1,900,000) shares of Common
Stock, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event (the "Series F Conversion Shares").

         NOW, THEREFORE, in consideration of the mutual promises and the representations, warranties and covenants herein contained, and of other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree, subject to the conditions and terms herein set forth, as follows:

         1.       Sale, Purchase and Delivery of Series F Shares.

                  1.1      Issuance and Sale of Series F Shares.

                           (a)      Issuance and Sale to Investor.  Subject to
the terms and conditions of this Agreement, each Investor agrees to authorize the release of funds (held in escrow by the Company's counsel) and purchase at the Closing (as defined herein), and the Company agrees to issue and sell to each Investor at the Closing, the Series F Shares listed opposite such Investor's name on Schedule 1.2 for the aggregate purchase price set forth on
Schedule 1.2. Each Investor's purchase price shall be payable at the Closing (i) in cash, (ii) by release of funds held in escrow by Company's counsel and/or
(iii) by conversion of the Bridge Notes previously issued for cash by the Company to the Noteholders and conversion of the interest indebtedness accrued on the Bridge Notes, at a conversion rate of $3.50 of principal or interest indebtedness per Series F Share. The price per share of the Series F Shares is $3.50 (the "Purchase Price").

                           (b)      Additional Sales of Series F Shares and
Additional Investors. If the Company issues less than 1,900,000 Series F Shares at the Closing (as defined below), the Company may, on or prior to April 8, 1995, issue additional Series F Shares up to a maximum number equal to the difference between 1,900,000 Series F Shares and the number of Series F Shares sold by the Company at the Closing. The Company shall be entitled to include purchasers in addition to those listed in Schedule 1.2 as parties to this Agreement, or to sell any unpurchased Series F Shares to one or more purchasers, and such purchasers shall be deemed to be "Investors" for purposes of this Agreement, provided that (i) the Company and such purchasers execute signature pages of this Agreement and consummate the transactions contemplated under
Section 2.2 hereof on or prior to April 8, 1995 and (ii) the sale of Series F Shares to such purchasers and to the Investors under this Agreement shall be effected in accordance with applicable state and federal securities laws. The Company's agreements, and the sales of the Series F Shares to each of the Investors are separate sales.

                           (c)      Closing Date.  The purchase and sale of the
Series F Shares described in Section 1.1(a) shall take place at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, at 2:00 P.M., on February 28, 1995, or

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
at such other time and place as the Company and the Investors, may mutually agree upon in writing (which time and place are designated as the "Closing" or "Closing Date").

                  1.2 Delivery of Series F Shares. At the Closing, the Company shall deliver to the Investor against receipt of the Purchase Price therefor one or more certificates bearing the appropriate legends in accordance with Section
4.3 hereof, evidencing ownership of the number of Series F Shares being purchased hereunder by the Investor in the denomination indicated in Sections 1.1(a) and which shall be recorded on the stock transfer books of the Company in the name of the Investor. All events which shall occur at such Closing shall be deemed to occur simultaneously.

         2. Certain Definitions. For purposes of Sections 5.8, 7.1, 7.2, 9 and
14.10 of this Agreement, the term "Shares" shall mean collectively the Series A Shares, Series B Shares, Series C Shares, Series D Shares, Series E Shares and the Series F Shares; the term "Conversion Shares" or singularly, "Conversion Share" shall mean the shares of Common Stock issued upon conversion of the Shares; and the term "Significant Holder" shall mean (i) a holder of at least 210,788 Series A Shares, (ii) a holder of at least 132,353 Series B Shares,
(iii) a holder of at least 100,000 Series C Shares, (iv) a holder of at least 100,000 Series D Shares, (v) a holder of at least 37,800 Series E Shares or (vi) a Series F Significant Holder (as defined below) (or Conversion Shares). The term "Series F Significant Holder" shall mean a holder of at least 100,000 Series F Shares (or Series F Conversion Shares).

         3. Representations and Warranties of the Company. Except as disclosed in the attached schedule of exceptions (Schedule 3.0), the Company represents and warrants to the Investor as follows:

                  3.1 Organization and Good Standing; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority and the legal right to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it, to enter into and perform this Agreement, and will have at the Closing, all requisite corporate power and authority to sell and issue the Series F Shares and to issue the Series F Conversion Shares and to otherwise perform and comply with all other actions and agreements arising hereunder. The Company does not own or lease any property or engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in any such jurisdiction. The Company has furnished the Investor or its counsel with true, correct and complete copies (certified by the Secretary or Assistant Secretary of the Company) of its (a) Restated Articles of Incorporation and will make available to each Investor (b) By-Laws, (c) the minute books of the Company (containing records of all meetings and consents in lieu of meetings of its shareholders and the Board of Directors of the Company (the "Board") (and any committees thereof) since the date of its incorporation and (d) the stock transfer books of the Company. A copy of the Restated Articles of Incorporation is attached hereto as Exhibit A.

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                  3.2 Subsidiaries.  Except for Cymer Japan, Inc., a Japanese
corporation and a wholly-owned subsidiary of the Company, the Company has no subsidiaries and does not own (of record or beneficially) and has made no commitment to purchase any shares or securities of, or otherwise make any investment in, any other corporation, association, partnership or other entity and is not a participant in any joint venture. Cymer Japan, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority and the legal right to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it.

                  3.3      Capitalization.

                           (a)      The authorized capital stock of the Company
consists of 15,000,000 shares of Common Stock, 1,089,736 shares of which are issued and outstanding, and 9,500,000 shares of preferred stock, $.01 par value (the "Preferred Stock") consisting of: 2,269,261 shares of Series A Preferred Stock, all of which are issued and outstanding; 1,310,029 shares of Series B Preferred Stock, all of which are issued and outstanding; 200,000 shares of Series C Preferred Stock, all of which are issued and outstanding; 485,590 shares of Series D Preferred Stock, 470,590 of which are issued and outstanding; 1,670,000 shares of Series E Preferred Stock, of which 75,600 are issued and outstanding; and 3,000,000 shares of Series F Preferred Stock, none of which are outstanding prior to the Closing. All of the outstanding shares of Common Stock and Preferred Stock are duly authorized and validly issued, fully paid and non-assessable. The Company has reserved the following shares of capital stock for issuance: (i) up to 1,900,000 Series F Shares to be issued pursuant to this Agreement, (ii) 1,000,000 shares of Common Stock upon exercise of options granted or to be granted to the Company's employees; (iii) 15,000 shares of Series D Preferred Stock to be issued to the Company's principal bank pursuant to the exercise of an outstanding warrant (the "Series D Warrants"); (iv) 16,000 shares of Series E Preferred Stock to be issued upon the exercise of a warrant to be issued to the Company's principal bank (the "Series E Warrants") in exchange for the Series D Warrants; (v) 399,903 shares of Series F Preferred Stock to be issued upon exercise of the Bridge Warrants; (vi) up to 450,000 shares of Series F Preferred Stock to be issued pursuant to warrants to purchase Series F Preferred Stock granted to the Company's placement agent in connection with the Closing (the "Series F Placement Warrants"); (vii) 10,000 shares of Common Stock to be issued to APPT, Inc. in connection with a license agreement (the "APPT License Shares"); and (viii) up to 7,141,959 shares of Common Stock reserved for issuance upon conversion of the Shares and upon conversion of Preferred Stock to be issued pursuant to the Series D Warrants, Series E Warrants, Bridge Warrants and Series F Placement Warrants. No other classes of capital stock of the Company are authorized or outstanding. The Company's Bridge Notes, in the aggregate principal amount of $3,624,062, will be converted into Series F Shares at the Closing as set forth on Schedule 1.2. The exercise price of the Series D Warrants is $8.50 per share. The exercise price of the Series E Warrants is $4.00 per share. The exercise price of the Bridge Warrants is $3.40 per share. The exercise price of the Series F Placement Warrants is 100% of the Purchase Price.

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                           (b)      Except as set forth in this Agreement, the
Series D Warrants, Series E Warrants, Bridge Warrants, Series F Placement Warrants, APPT License Shares and options to purchase up to 1,000,000 shares of Common Stock granted or to be granted under the Company's Stock Option Plan, as of the date hereof, there are no other outstanding rights, subscriptions, warrants,calls, preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from or sell to the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of the Company, and there is no security of any kind convertible into such capital stock. The Company has no obligation or agreement under any contingency whatsoever to issue any equity, debt or other security, or to pay, perform, guaranty, be responsible for, or satisfy in whole or in part any debt, security, obligation or agreement incurred or made by an individual or entity other than the Company, and the Company has no obligation under any condition or contingency whatsoever to share its income with anyone, or to make, accrue or set aside any payment or amount measured in any way by any part or all of its sales or income. The Company is not indebted to any of its employees in any amount other than for accrued but unpaid compensation.

                           (c)      Upon issuance pursuant to this Agreement,
the Series F Shares will have the rights and preferences set forth in the Restated Articles of Incorporation and each Series F Share will be, when issued, initially convertible into one Series F Conversion Share, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event. The Series F Shares delivered to the Investor pursuant to this Agreement, upon payment of the respective purchase prices therefor, shall be duly authorized, validly issued, fully paid and non-assessable, and the Conversion Shares have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Series F Shares and the Restated Articles of Incorporation, shall be duly authorized, validly issued, fully paid and non-assessable. Subject to the provisions of applicable federal and state securities laws and compliance with the terms of this Agreement, upon the consummation of the transactions contemplated hereby, the Series F Shares and the Series F Conversion Shares will be freely transferable and free and clear of all liens and encumbrances, other than liens, encumbrances or restrictions on transfer arising hereunder or under agreements entered into or actions taken by the Investor.

                           (d)      All of the outstanding shares of Common
Stock and Preferred Stock have been, and all Series F Shares to be issued pursuant to this Agreement and all Series F Conversion Shares and Conversion Shares to be issued will be, offered, issued and sold in compliance with all federal and state securities laws.

                  3.4 Compliance with Laws. The Company is not in violation of
(a) any applicable order, judgment, injunction, award or decree, or (b) any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the business of the Company except for violations which could not have a material adverse effect on the business or properties of the Company and would not be in violation of any such law, ordinance, regulation or other requirement that has been enacted or adopted but is not yet effective if it were effective. The Company has obtained all licenses, permits, orders and approvals of any federal, state, local or foreign governmental or regulatory body (collectively, "Permits") that are material to or necessary for the conduct of the business of the Company. All of such Permits are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending or, to the best of the Company's knowledge, threatened to revoke or limit any such Permit.

                  3.5 Validity of Agreement; Binding Effect. No approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body is required in connection with the execution and delivery by the Company of this Agreement, the issuance of the Series F Shares or the Series F Conversion Shares and the consummation and performance by the Company of the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the issuance of the Series F Shares and the Series F Conversion Shares and the consummation of the transactions contemplated herein by the Company have been duly authorized by all necessary corporate action on the part of the Company, including any action which may have been required to be taken by the Company's shareholders, and this Agreement, when executed, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except insofar as the enforcement hereof may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect, (b) equitable principles of general application and (c) limitations of public policy as applied to Section 9.13 of this Agreement).

                  3.6 No Breach. The execution and delivery of this Agreement does not and the issuance of the Series F Shares and Series F Conversion Shares and consummation of and compliance with the transactions and agreements contemplated hereby will not conflict with or constitute a violation or breach of (a) the Restated Articles of Incorporation or By-laws of the Company, (b) any provision of any material contract or other instrument to which the Company is a party or by which the Company may be bound or by which the business, assets or properties of the Company may be affected or secured, (c) any order, writ, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon the Company or upon the securities, properties or business of the Company or (d) any statute, law, rule, permit or regulation (including, without limitation, applicable federal and state securities laws) of any jurisdiction to which the Company is subject.

                  3.7 Financial Information. In the private placement memorandum, dated December 6, 1994, as amended or supplemented prior to the date hereof (the "Private Placement Memorandum"), the Company has furnished the Investor with (a) its statements of operations of the Company for the three years ended December 31, 1991, 1992 and 1993, all of which were derived from the Company's audited Financial Statements (audited by Deloitte & Touche, independent public accountants, (collectively, the "Annual Financials"), and (b) an unaudited balance sheet dated as of September 30, 1994, and an unaudited statement of operations for the period then ended (the "Unaudited Financials"; the Annual Financials and the Unaudited

Financials are herein referred to collectively as the "Financial Statements"). The Financial Statements are complete and correct, and present fairly the financial position and assets and liabilities of the Company at their respective dates and the results of its operations and changes in financial position for the periods then ended; provided, however, that the Unaudited Financials are subject to year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles.

                  3.8 Absence of Undisclosed Liabilities and Obligations. The Company has no liability or obligation, either accrued, absolute, direct, or to the best of its knowledge, contingent or indirect, or otherwise, whether as principal, agent, partner, coventurer, guarantor or in any capacity whatsoever which are not reflected in the Financial Statements, other than (a) obligations and liabilities incurred in the ordinary course of business that are not individually or in the aggregate material and (b) obligations under contracts made in the ordinary course of business that would not be required to be reflected in the Financial Statements.

                  3.9 Absence of Certain Changes. Since September 30, 1994, there has not been any event or condition of any character which has either singly or in the aggregate materially adversely affected the Company's business or prospects, including but not limited to:

                           (a)      Any change in the condition (financial or
otherwise), assets, liabilities or business of the Company from that shown on the Financial Statements;

                           (b)      Any damage, destruction or loss of any of
the properties or assets of the Company (whether or not covered by insurance) affecting the business or plans of the Company;

                           (c)      Any declaration, setting aside, payment or
other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                           (d)      Any waiver by the Company of any rights of
value;

                           (e)      Any purchase, sale or transfer of any assets
or properties of the Company, any satisfaction or cancellation of any mortgage or pledge or any incurring of any debts or claims, or the subjection of any assets or property of the Company to any lien, charge, security interest or other encumbrance or any other transaction entered into by the Company other than in the ordinary course of business;

                           (f)      Any increase in the compensation of any of
the officers, other employees or agents of the Company, including without limitation, any increase by means of any bonus or pension plan, contract or other commitment; or

                           (g)      Any labor trouble, or any event or condition
of any character, affecting the business or plans of the Company.

                  3.10 Real Property. Schedule 3.0 sets forth a list and summary description of all evidences of ownership of real property by the Company, all leases, subleases or other agreements under which the Company is lessor or lessee of any real property, and of all options held by the Company to purchase or acquire real property. Such leases, subleases and other agreements and all options are in full force and effect and the Company has not received any notice of any default thereunder. No approval or consent of any person is needed in order that the leases, subleases or other agreements and all options under or pursuant to which the Company is lessor or lessee of any real property continue in full force and effect after the Closing. The leasehold interests of the Company are not subject to any liens or encumbrances and such leasehold interests enjoy a right of quiet possession as against any liens or encumbrances on the properties. The Company is not subject to any contractual obligation to purchase or acquire any interest in real property or to sell or dispose of any interest in real property, and the Company has not granted any options to purchase or acquire any interest in real property. The Company has good and marketable title to all the real property held by it outright and none of such real property or any of the structure or improvements thereon is in violation of any applicable building, zoning, environmental or other laws, ordinances or regulations. None of such real property has been condemned or is the subject of any eminent domain proceeding and the Company has no grounds to believe that any such condemnation or eminent domain proceeding is threatened or taking place.

                  3.11 Tangible Assets and Equipment. The Company owns outright and has good and marketable title to all of its tangible assets and equipment including all tangible assets and equipment reflected in the Financial Statements, in each case free and clear of any lien or encumbrance, subject only to liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been set aside on the books of the Company and reflected in the Financial Statements. Each tangible asset and piece of equipment of the Company is in good operating condition, ordinary wear and tear excepted, is being and has been properly serviced and maintained.

                  3.12 Tax Returns and Audits.

                           (a)      (i) The Company has properly completed and
filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) in correct form all federal, state and other income, profits, franchise, real property, personal property, sales, use, employment, payroll, excise and other tax returns and reports required to be filed by the Company, (ii) all taxes imposed or which may be imposed or asserted by the U.S. Internal Revenue Service, the State of California, or any other taxing authority, and all deficiencies, assessments, additions to tax, penalties and interests, which are due and payable by the Company through December 31, 1993, or which are attributable to the operations, business, properties or assets of the Company through that date have been paid in full, and (iii) all monies required to be withheld by the Company from employees for income taxes, social security and unemployment insurance taxes have been collected or withheld and either paid to the respective governmental agencies or adequately provided for by reserves on the books of the Company and reflected in the Financial Statements, other than (x) returns and reports, the non-filing of which, (y) deficiencies, assessments, additions to tax, penalties and interest, the non-payment of which, and (z) withholdings, the non-collection or withholding of which would not either singly or in the aggregate have a material adverse effect on the Company.

                           (b)      There are (i) no other tax returns or
reports which are required to be filed by the Company which have not been so filed and (ii) no unpaid assessments for additional taxes for any fiscal period or any basis therefor. The Company's tax returns have not been audited by the U.S. Internal Revenue Service, the State of California or any other taxing authority to which the Company is subject. The Company has not consented to any extensions of time to assess any tax.

                           (c)      The Company has successfully revoked its
election to be treated as an S corporation and is presently filing tax returns and reports to, and is recognized by, the U.S. Internal Revenue Service, the State of California and all other relevant taxing authorities as a C corporation.

                  3.13 Patents and Trademarks. To the best of the Company's knowledge, it owns or possesses, has access to, or can become licensed on reasonable terms under all patents, patent applications, inventions, trademarks, tradenames, servicemarks, copyrights, and other proprietary intellectual property rights (collectively referred to as "Proprietary Rights") (a) necessary for the lawful conduct of its business as now conducted and as proposed to be conducted, and the lack of which would materially and adversely affect its business or properties, and (b) without any material infringement of or conflict with the rights of others. All of the Proprietary Rights are free and clear of any liens or other encumbrances. The Company has not granted any licenses to its Proprietary Rights and is not aware of any third parties who are infringing or violating any of same. The Company has not been notified of any disputes or claims regarding the Proprietary Rights.

                  3.14 Employees. No key employee of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or to be conducted by the Company or to the use of trade secrets or proprietary information of others, and the employment of the Company's employees does not subject the Company or the Investor to any material liability. There is neither pending nor, to the Company's knowledge threatened, any actions, suits, proceedings or claims, or any basis therefor or thereof with respect to any contract, agreement, covenant or obligation referred to in the preceding sentence. The Company is not a party to, or subject to, any obligation, liability or commitment with respect to any written employment, compensation, consulting, severance pay or similar agreement and any and all oral employment, compensation, consulting or similar commitments are terminable at will and without notice by the Company and without payment or penalty. The Company is not a party to any collective bargaining or other union contracts and its employees are not represented by any union.

                  3.15 Confidentiality. Each person employed by the Company or hired as a consultant to the Company who has access to any Proprietary Rights or other proprietary information of or about the Company has executed and delivered to the Company an agreement pursuant to which the employee or consultant agrees to maintain the confidentiality of all Proprietary Rights or other proprietary information and to assign the Company any inventions the employee or consultant makes on the job.

                  3.16 Litigation.

                           (a)      There are no legal, administrative or other
proceedings, investigations or inquiries, or other asserted claims, judgments, injunctions or restrictions, pending or outstanding or, to the best knowledge of the Company, threatened against the Company, any of its properties or business, or against or involving any of the Company or the officers or directors of the Company, or any action related to this Agreement, the issuance of the Series F Shares or any of the transactions contemplated herein that might if determined adversely to the Company, either singly or in the aggregate, result in any material adverse change in the business, prospects, operations, properties or condition (financial or otherwise) of the Company or in any material liability on the part of the Company. To the best of the Company's knowledge, there is no fact, event or circumstance that may give rise to any suit, action, claim, investigation or proceeding that would be required to be set forth on Schedule
3.0 if currently pending or threatened. There are no actions, suits or claims or legal, administrative or arbitration proceedings pending or to the best of the Company's knowledge threatened that would give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer against the Company.

                           (b)      The Company has not admitted in writing its
inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other law or statute of the U.S. or any other jurisdiction.

                  3.17 ERISA. No employee pension benefit plan, within the meaning of Section 3(a) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), is currently maintained or sponsored by the Company and the Company does not contribute to, and is not obligated to contribute to, and none of the employees of the Company is a participant in, any multiemployer plan within the meaning of Section 400(a) of ERISA.

                  3.18 Environmental Compliance Matters.

                           (a)      There is no soil or ground water
contamination by any "Hazardous Material" for which the Company is or may be liable. "Hazardous Material" shall mean any flammables, asbestos, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including without limitation any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," or "toxic substances" under any applicable federal, state or local laws, rules, regulations or orders or which federal, state or local laws, rules, regulations or orders have designated as potentially dangerous to public health and/or safety when present in the environment;

                           (b)      The Company has stored, used and disposed
of "Hazardous Material" in material compliance with applicable laws; and

                           (c)      There are no (i) enforcement, cleanup,
removal or other governmental or regulatory actions instituted or completed or, to the best of the Company's knowledge, threatened against the Company pursuant to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material, (ii) claims made or, to the best of the Company's knowledge, threatened by any third party against the Company with respect to or because of its property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Material or
(iii) conditions on any of the properties of the Company that could cause such properties or any part thereof to be subject to any restrictions on the ownership, occupancy transferability or use of any of such properties under any Hazardous Material law.

                  3.19 Use of Proceeds. The net proceeds to be paid to the Company at the Closing are to be used (i) for developing manufacturing infrastructure, (ii) to capitalize the Company's subsidiary in Japan, (iii) to repay debt, and (iv) to provide working capital.

                  3.20 Registration Rights. Except as provided for in this Agreement, the Company is not under any obligation to register under the Securities Act of 1933, as amended (the "Act"), any of its currently outstanding securities or any of its securities which may hereafter be issued.

                  3.21 Escrowed Certificates of Founder Common Stock. The certificates for all shares of Common Stock held by the Founders have been delivered to Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, in the form required by, and in accordance with the terms of, the Common Stock Restriction Agreements executed by and between the Company and the Founders (the "Restriction Agreements").

                  3.22 Disclosure. The Company has provided the Investor with a copy of its Private Placement Memorandum and any amendments or supplements thereto. In addition, the Company has fully provided the Investor with all the information which such Investor has requested for deciding whether to purchase the Series F Shares and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement nor the Private Placement Memorandum, any other statements, exhibits, schedules or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. With respect to the financial projections of the Company (the "Financial Projections"), and any projections, forecasts, and expressions of opinions or predictions contained in the Private Placement Memorandum, the Company represents only that such projections, forecasts, and expressions of opinions or predictions were made in good faith and after careful consideration and due inquiry and that the Company believes there is a reasonable basis therefor. The Company does not represent or warrant that the results, sales or orders set forth in the Financial Projections will be achieved.

                  3.23 No Other Agreements. Other than the Confidentiality Agreement, pursuant to which the Investor received the Private Placement Memorandum, the Purchaser's Certificate and the escrow agreement, pursuant to which the Investor's funds have been escrowed pending the closing (the "Escrow Agreement"), the Company has not entered into any agreement with the Investor regarding the investment by the Investor in the Company, except as contemplated hereby.

                  3.24 Claims of the Founders. The Company represents to the Investor that the Founders have transferred to the Company all of their rights with respect to any of the Company's Proprietary Rights (and have not retained as their own property any invention or technology pertaining to the business of the Company) and they have relinquished all claims to any Proprietary Rights, including without limitation, any rights to any payments therefor, other than their rights as employees and/or shareholders of the Company.

                  3.25 Insurance. The Company maintains insurance with reputable insurance companies, on so much of its properties, to such an extent and against such risks, as reasonably prudent persons engaged in similar businesses would customarily insure properties of a similar character.

         4. Representations and Warranties of the Investor. Each Investor severally and not jointly hereby represents and warrants to the Company as follows:

                  4.1 Organization and Standing. If the Investor is not an individual, the Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation.

                  4.2 Authorization and Approval of and Ability to Carry Out This Agreement. The Investor has duly authorized the execution and delivery of this Agreement and the transactions contemplated hereby. If the Investor is not an individual, the Investor has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Investor, to the extent provided for herein, enforceable in accordance with its terms (except insofar as the enforcement hereof may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect, (b) by equitable principles of general application, and (c) limitations of public policy as applied to Section 9.13 of this Agreement).


                  4.3 Investment Representation. The Investor is purchasing the Series F Shares (including, for purposes hereof, the Series F Conversion Shares) for its own account without a view to any distribution thereof in violation of the Act, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. The Investor represents that it (a) is an "Accredited Investor" as that term is defined under Rule 501 under the Act, (b) is experienced in evaluating and making investments of the type contemplated by this Agreement and (c) is financially able to bear the risks of the investment. The Investor acknowledges that the Company is issuing and selling the Series F Shares in reliance upon the exemption from registration provided in Regulation D of the Act and is relying upon these representations, and agrees that the Series F Shares may only be transferred if registered under the Act or pursuant to an exemption from such registration requirements. The Investor understands that Rule 144 promulgated under the Act is not presently available with respect to the Series F Shares or Series F Conversion Shares, and that absent registration of the Series F Shares or Series F Conversion Shares under the Act, compliance with an applicable exemption under the Act, is required for a sale or other disposition of the Series F Shares or Series F Conversion Shares. The Investor agrees that legends in substantially the following forms may be placed on any certificates evidencing its Series F Shares or Series F Conversion Shares and any other securities issued in respect of Series F Shares or Series F Conversion Shares, upon any dilution event described in the Restated Articles of Incorporation or similar event:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be pledged or hypothecated, and may not be sold or transferred except in compliance with the registration requirements of the Act, or upon delivery to Cymer Laser Technologies of a written opinion of counsel to the registered holder, in form and substance satisfactory to said corporation and its counsel, that registration under the Act is not required."

         "The shares represented by this certificate are subject to certain restrictions upon transfer and rights of first refusal as set forth in an agreement between the corporation and the registered holder, a copy of which is on file at the principal office of the corporation."

The Investor understands that, so long as the legend remains on the certificates representing the Series F Shares or Series F Conversion Shares, the Company may maintain appropriate "stop transfer" orders with respect to the Series F Shares or Series F Conversion Shares on its books and records and with its registrar and transfer agent. Notwithstanding the foregoing, such Investor shall be entitled to replacement certificates without such legend if permitted under Rule 144 or upon presentation by such Investor to the Company of a written opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel that the removal of such legend is not in violation of either the Act and the rules and regulations thereunder or applicable provisions of state securities law.


         5. Company's Affirmative Covenants. Except as hereinafter provided, the Company hereby covenants that from and after the date of this Agreement and so long as the Investor holds beneficially or of record any of the Series F Shares or Series F Conversion Shares:

                  5.1 Corporate Existence. The Company will maintain its corporate existence and use best efforts to comply with all laws, government regulations, rules and ordinances and judicial orders, judgments and decrees applicable and material to the Company and its subsidiary, their business and properties.

                  5.2 Taxes and Liens. The Company will (a) punctually pay and discharge or cause to be paid and discharged before the same shall become delinquent (i) all taxes, assessments and governmental charges lawfully imposed upon the Company, or any of its property, or upon the income and profits thereof, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might result in a lien upon the property of the Company, (b) withhold all monies required to be withheld by the Company from employees for income taxes, social security and unemployment insurance taxes and (c) complete and file, on a timely basis, all tax returns and reports required to be filed by it (including, without limitation, returns and reports of the type set forth in Section 3.12(a)(i)).

                  5.3 Maintain Property. The Company will cause all material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs as in the judgment of the Company may be necessary so that business carried on in connection therewith may be properly and advantageously conducted.

                  5.4      Financial Statements and Reports.

                           (a)      The Company will keep adequate and accurate
books of account and will prepare the financial statements referred to herein, in accordance with generally accepted accounting principles, consistently applied.

                           (b)      Until the Initial Public Offering (as herein
defined), the Company shall furnish to each Series F Significant Holder, as soon as practicable (and in any event at least thirty (30) days) prior to the beginning of each fiscal year, an annual projected budget for the following fiscal year, and an annual operating plan and strategic plan (collectively, the "Plan") as approved by the Board.

                           (c)      Until the Initial Public Offering (as herein
defined), the Company shall furnish to each holder of Series F Shares or Series F Conversion Shares as soon as practicable (and in any event within ninety (90) days) after the end of each fiscal year of the Company, an audited balance sheet of the Company as of the end of the year and the related statement of operations, retained earnings or deficit and changes in the financial position of the Company as of the end of the year setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by an audit report and opinion in respect of such financial statement (consolidated if applicable) of the independent certified public accountants selected by the Company (which shall be a nationally recognized firm of accountants), and such report and opinion shall be unqualified as to the scope of the audit.

                  5.5 Confidentiality. The Company shall, after the date hereof, cause each person employed by, or retained as a consultant to, the Company who has access to any Proprietary Rights or other proprietary information of or about the Company to execute an Employee Agreement, in the case of an employee, and a Nondisclosure Agreement, in the case of a consultant.

                  5.6 Series F Conversion Shares. The Company shall reserve and keep available from its authorized shares of Common Stock, solely for the purpose of issuance upon conversion of the Series F Shares, such number of Series F Conversion Shares as shall then be issuable upon the conversion of all of the Series F Shares, taking into account any anti-dilution rights of the holders thereof.

                  5.7 Access to Books and Records. Until the Initial Public Offering (as defined herein), and subject to the provisions of Section 6, each Series F Significant Holder and its agents shall (a) have access upon reasonable notice to the Company, during usual business hours, and as often as may reasonably be desired, to the accounts, books and records of the Company and shall be entitled to examine, make copies and extract therefrom, and from any other items, such information relating to the Company as each such Investor shall reasonably specify and (b) be permitted, upon reasonable notice to the Company to visit and inspect any of the properties of the Company. Notwithstanding any provision to the contrary, this Section 5.7 shall not supersede any prior confidentiality agreement or restriction on access between the Company and any Investor and such restrictions shall remain in full force and effort.

                  5.8      Right of First Offer.

                           (a)      The Company hereby grants to the Significant
Holders the right of first offer to purchase, pro-rata, all (or any part) of New Securities (as defined in this Section 5.8) which the Company may, from time to time, propose to sell and issue. A Significant Holder's pro-rata portion, for purposes of this Agreement, is the ratio of (x) the number of the shares of Common Stock and Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, determined on an as-converted basis, held by such Significant Holder at the time to (y) the total number of shares of Common Stock and Preferred Stock (determined on an as-converted basis) of the Company issued and outstanding at such time. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise his right hereunder to purchase his pro-rata portion of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder's portion on a pro-rata basis within five (5) days from the date it receives notice from the Company that a non-purchasing Significant Holder has failed to exercise its right hereunder to purchase its pro-rata share of New Securities. This right of first offer shall be subject to the following provisions:

                           (b)      "New Securities" shall mean any capital
stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided, however, that the right of first offer shall apply at the time of issuance of the right, warrant or option and not to the exercise thereof; provided, further, that the term "New Securities" does not include: (i) the Shares or Conversion Shares; (ii) 15,000 shares of Series D Preferred Stock issuable upon the exercise of the Series D Warrants; (iii) 16,000 shares of Series E Preferred Stock issuable upon the exercise of the Series E Warrants; (iv) 399,903 shares of Series F Preferred Stock issuable upon the exercise of the Bridge Warrants; (v) [450,000] shares of Series F Preferred Stock issuable upon the exercise of the Series F Placement Warrants; (vi) shares of Common Stock issuable upon conversion of the Preferred Stock, or such securities as may be substituted for the Preferred Stock, issuable upon the exercise of the warrants listed in (ii) through (v); (vii) securities offered to the public pursuant to a registration statement filed pursuant to the Act; (viii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns not less than 51% of the voting power of such corporation; (ix) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company; (x) 1,000,000 shares of Common Stock reserved for issuance to Founders or employees pursuant to the exercise of options granted or to be granted; (xi) warrants issued in connection with the leasing of equipment by the Company which have been approved by the Board; (xii) any security if holders of at least sixty-six and two thirds percent (66 2/3%) of the outstanding Shares (and outstanding Conversion Shares), voting as a single class, (or any combination of such Shares and such Conversion Shares) consent in writing that the right of first offer shall not apply to such securities; or (xiii) issuances of up to a cumulative number of 50,000 shares of Common Stock or

Preferred Stock from the date of this Agreement which are not excluded by any of the foregoing exceptions.

                           (c)      In the event the Company proposes to issue
New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have thirty (30) days from the date of receipt of any such notice to agree to purchase the Significant Holder's pro-rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                           (d)      In the event any Significant Holders fail
to exercise the right of first offer with respect to such Significant Holder's full pro-rata portion of the New Securities proposed to be sold by the Company within said thirty (30) day period and after the expiration of the five (5) day period for the exercise of the over-allotment provisions of this Section 5.8, the Company shall have 120 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 120 days from the date of said agreement), to sell the New Securities respecting which the Significant Holders' options were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within said 120-day period or entered into an agreement to sell the New Securities within said 120-day period (or sold and issued New Securities in accordance with the foregoing within 120 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Significant Holders in the manner provided above.

                           (e)      The right of first offer set forth in this
Section 5.8 is nonassignable, except that such right is assignable (i) by each Significant Holder to any Person (as defined in Section 14.1) controlling, controlled by or under common control with such Significant Holder, (ii) between and among any of the Significant Holders and (iii) upon the death of a Significant Holder, such right shall pass to the beneficiaries under the deceased Significant Holder's last will and testament or to the distributees of the deceased Significant Holder's estate.

                  5.9 Right of First Refusal and/or Repurchase Agreement. It shall be a condition to any issuance of shares of Common Stock (other than shares of Common Stock issued upon conversion of the Preferred Stock) including, without limitation, Common Stock to officers or employees of the Company pursuant to an employee stock purchase, stock option or other benefit or incentive plan established by the Company, that the Company will cause the person to whom the Common Stock is to be issued to execute and deliver to the Company an appropriate right of first refusal agreement and/or a repurchase agreement (in the event that the shares of Common Stock being issued are subject to absolute prohibitions on transfer that lapse over time) in a form approved by the Board which shall provide, among other things, that the Significant Holders shall have the right to exercise the Company's rights thereunder in the event the Company shall fail to do so.

                  5.10 Insurance. The Company will insure and keep insured, with reputable insurance companies, so much of its properties, to such an extent and against such risks, as reasonably prudent persons engaged in similar businesses would customarily insure properties of a similar character or as otherwise approved by the Board.

                  5.11 Notice of Record Dates.

                           (a)      In the event of any taking by the Company
of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to each holder of Series F Shares, at least ten (10) days prior to such record date, specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

                           (b)      In the event of (i) any consolidation or
merger to which the Company is a party and for which approval of any shareholders of the Company is required, (ii) the conveyance or transfer of all, or substantially all, of the properties and assets of the Company, (iii) any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or (iv) the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series F Shares, at least ten (10) days prior to the applicable record date, a notice specifying the date on which such record is to be taken for the purpose of such transaction.

                  5.12 Employee Stock Purchase Agreement. The Company will not issue any of its capital stock, or grant an option to purchase any of its capital stock, to any Founder, employee, or officer of the Company (other than any options or grants already made to any Founders or employees of the Company) except pursuant to a plan adopted or an issuance approved by the Board.

                  5.13 Securities Law Filings. The Company shall make any and all filings necessary (whether before or after the Closing) in connection with the offer, issuance and sale of the Series F Shares and the issuance of the Series F Conversion Shares under the securities or blue sky laws of California or any other state where necessary, and any federal laws.

                  5.14 Lapse of Covenants. Except as otherwise specifically provided in this Section 5, the covenants contained herein and further agreements contained in Section 7 of this Agreement shall lapse and be of no further force and effect upon the consummation by the Company of an Initial Public Offering. "Initial Public Offering" for purposes of this Agreement, shall be defined as the receipt by the Company of the proceeds of a bona fide firm commitment underwritten public offering registered under the Act, which offering does not exclusively relate to securities under an employee stock option, bonus or other compensation plan and at a price of not less than $6.00 per share of Common Stock (as equitably adjusted for any dilutive event set forth in the Restated Articles of Incorporation or other similar event) and net proceeds to the Company of not less than $10,000,000.

                  5.15 Information as to Competitors and Proprietary Information. The Company shall not provide to the Investor or any Prior Investor any confidential information concerning the affairs of any other Investor or Prior Investor disclosed to the Company prior to or subsequent to the execution of this Agreement.

                  5.16 Technological Expertise. The Company shall use its best commercial efforts to maintain and improve its current level of technological expertise through appropriate research and development and use its reasonable commercial efforts to retain key employees.

         6. Confidentiality. The Investor agrees to maintain in confidence all books, records, documents or other information received from the Company under this Agreement, not to disclose the same to third parties, not to use such information other than for the purposes of this Agreement and to obligate all of its personnel and agents having access to such information to adhere to this obligation of confidentiality; provided, however, that such information may be (a) disclosed to the extent that disclosure is required pursuant to any applicable law, regulation, judicial process or order, (b) disclosed or used when the information has been discovered or developed by the Investor independently of the Company and such discovery or development is documented in writing concurrently with such discovery or development, which documentation shall be provided to the Company upon request, or (c) disclosed or used when the information is in the public domain through no fault of the Investor.

         7.       Further Agreements.

                  7.1 Right of First Refusal and Repurchase with Respect to Founder Stock. In connection with the exercise of incentive stock options granted to each of the Founders and to certain of the Company's employees (the "Optionees"), each of the Founders and the Optionees is required to execute a Restricted Stock Purchase Agreement (the "Restricted Stock Purchase Agreements"). Pursuant to the Restricted Stock Purchase Agreements and the Restriction Agreements, the Company has the right of first refusal in connection with the sale by the Founders and the Optionees of any vested shares of Common Stock and the right to repurchase any unvested shares of Common Stock. Pursuant to an assignment provision in the Restriction Agreements and the assignability of its rights in the Restricted Stock Purchase Agreements, the Company hereby agrees, that if on any occasion it elects not to exercise any of its rights of first refusal or repurchase under the Restricted Stock Purchase Agreements or the Restriction Agreements or to exercise such rights only with respect to a portion of the shares to which they are applicable, that it shall so notify the Significant Holders in writing (the "Company Notice"), within ten (10) days of receipt of a notice of transfer from the Founder or Optionee, of all of the details of the notice or event which triggered the Company's right of first refusal or repurchase, and the Significant Holders shall thereafter have all of the rights of the Company to exercise on a pro-rata basis the rights of first refusal and repurchase granted thereunder to the Company with respect to all of the shares of Common Stock to which the Company's rights apply or with respect to that portion of the shares of Common Stock that the Company has elected not to purchase, on the same terms granted to the Company pursuant to the Restricted Stock Purchase Agreements or the Restriction Agreements, as applicable. A Significant Holder's pro rata portion, for the purposes of this Section 7.1, is the ratio of (x) the number of shares of Preferred Stock (determined on an as converted basis) held by such Significant Holder at the time to (y) the total number of shares of Preferred Stock (determined on an as converted basis) of the Company held by all Significant Holders. Each Significant Holder shall deliver a notice to the Company stating the number of shares of Common Stock which the Significant Holder desires to purchase pursuant to this Section 7.1 or to sell pursuant to Section 7.2 within ten (10) days of its receipt of the Company Notice. The Company shall notify the Significant Holders (the "Non-Exercise Notice") of any Significant Holder's election not to exercise, or to exercise only in part, its rights under Sections 7.1 or 7.2, and each Significant Holder shall have a right of over-allotment to purchase or sell the non- exercising Significant Holder's portion on a pro-rata basis within five (5) days from the date it receives the Non-Exercise Notice. Notwithstanding anything to the contrary contained in the Restriction Agreements or in the Restricted Stock Purchase Agreements, the notice provisions and time periods set forth in Sections 7.1 and 7.2 shall control in the event the Company assigns its rights under the Restriction Agreements or Restricted Stock Purchase Agreements to the Significant Holders.

                  7.2 Co-Sale Agreement on Sale of Founder Stock. Notwithstanding anything to the contrary contained in the Restriction Agreements or in the Restricted Stock Purchase Agreements, in the event the Company does not elect to purchase any or all of a Founder's shares of Common Stock subject to the rights of first refusal set forth in the Restriction Agreements and in the Restricted Stock Purchase Agreements, and in the event the Significant Holders do not elect to purchase any or all shares of Common Stock subject to their rights of first refusal as set forth in Section 7.1 above, then, with respect to any shares of a Founder's Common Stock not purchased by the Significant Holders, the Founder hereby grants to the Significant Holders the right to participate, pro rata (based upon the relative aggregate cost of each holder's Preferred Stock), in the sale of 50% of such shares in accordance with the following provisions of this Section 7.2:

                           (a)      Each Significant Holder may elect to
participate, pro rata, in the proposed sale of shares of Common Stock which the selling Founder desires to sell on the same terms as set forth in the Founder's notice of sale which triggered the right of first refusal, upon delivery of notice of election to the selling Founder within the time prescribed for exercising the Significant Holder's right of first refusal with respect to the selling Founder's shares of Common Stock.

                           (b)      In the event all of the Significant Holders
fail to exercise the right of co-sale within the time period allotted therefor, the selling Founder shall have the right to sell the shares of Common Stock which were subject to the right of co-sale on the same terms as those set forth in the notice triggering the right of first refusal; provided, however, that the sale is consummated within the period of time provided for in the Restriction Agreements or the Restricted Stock Purchase Agreements, as applicable.

                           (c)      In the event any or all of the Significant
Holders elect to exercise their rights of co-sale in a manner consistent with
Section 7.2(a), the selling Founder agrees to reduce the number of shares of Common Stock to be sold by him, and to sell, for the account of the selling Significant Holders that amount of Common Stock tendered for sale by the Significant Holders. Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise such Significant Holder's rights hereunder, the other Significant Holders may sell on a pro-rata basis an amount of Shares equal to the number of Shares which the non-exercising Significant Holder would have been permitted to sell. In no event shall the total number of shares of Common Stock sold by the Significant Holders pursuant to their right of co-sale exceed fifty percent (50%) of the total number of shares of Common Stock actually being sold by the selling Founder, other than to Significant Holders pursuant to Section 7.1, in any given sales transaction.

         8.   Company's Right of First Refusal.

                  8.1 Right of First Refusal. Prior to making any sale or transfer of Voting Stock of the Company, as defined below, the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                                      (i)   The Investor shall give notice (the
"Transfer Notice") to the Company in writing of such intention, specifying the amount of Voting Stock proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

                                     (ii)   The Company shall have the right,
exercisable by written notice given by the Company to the Investor within thirty
(30) days after receipt of such Transfer Notice, to purchase all of the Voting Stock specified in such Notice for cash per share equal to the Transfer Price.

                                    (iii)   If the Company exercises its right
of first refusal hereunder, the closing of the purchase of the Voting Stock with respect to which such right has been exercised shall take place within thirty
(30) calendar days after the Company gives notice of such exercise, which period of time shall be extended in order to comply with applicable laws and regulations. Upon exercise of its right of first refusal, the Company and the Investor shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                                     (iv)   If the Company does not exercise
its right of first refusal hereunder within the time specified for such exercise, the Investor shall be free, during the period of 90 calendar days following the expiration of such time for exercise, to sell the Voting Stock specified in such Transfer Notice on terms no less favorable to the Investor than the terms specified in such Notice.

The restrictions set forth in this Section 8.1 shall lapse and be of no further force and effect upon the consummation by the Company of an Initial Public Offering (as defined in Section 5.14). The term "Voting Stock" means the Common Stock, Preferred Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).

                  8.2 Tender Offer Sale. Prior to making any sale or exchange of Voting Stock in response to a tender or exchange offer, the Investor shall give the Company the opportunity to purchase such Voting Stock in the following manner:

                                      (i)   The Investor shall give notice (the
"Tender Notice") to the Company in writing of such intention no later than 10 calendar days prior to the latest time by which Voting Stock must be tendered in order to be accepted pursuant to such offer or to qualify for any proration applicable to such offer (the "Tender Date"), specifying the amount of Voting Stock proposed to be tendered. For purposes hereof, a tender offer to purchase Voting Stock shall be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase (assuming such conditions are not impossible of performance when the offering is made, without giving effect to the Company's right of first refusal).

                                     (ii)   If the Tender Notice is given, the
Company shall have the right, exercisable by giving notice to the Investor at least two calendar days prior to the Tender Date, to purchase all or any part of the Voting Stock specified in the Tender Notice for cash. If the Company exercises such right by giving such notice, the closing of the purchase of such Voting Stock shall take place within ninety (90) days after the Company gives notice of the exercise of its right of first refusal hereunder; provided, however, that if the purchase price specified in the tender offer includes any property other than cash, the value of any property included in the purchase price shall be jointly determined by a nationally recognized investment banking firm selected by the Company and a nationally recognized investment banking firm selected by the Investor or, in the event such firms are unable to agree, a third nationally recognized investment banking firm to be selected by such two firms. For this purpose:

                                            (x)      The parties shall use their
best efforts to cause any determination of the value of any securities included in the purchase price to be made within three business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon the value of any such securities within such three-day period, the firms shall promptly select a third firm whose determination shall be conclusive.

                                            (y)      The parties shall use their
best efforts to cause any determination of the value of property other than securities to be made within seven business days after the date of delivery of the Tender Notice. If the firms selected by the Investor and the Company are unable to agree upon a value within such seven-day period, the firms shall promptly select a third firm whose determination shall be conclusive.

The purchase price to be paid by the Company pursuant to this Section 8.2 shall be (x) if such tender offer is consummated, the purchase price that the Investor would have received if it had tendered the Voting Stock purchased by the Company and all such Voting Stock had been purchased in such tender offer, including any increases in the price paid by the tender offeror, after exercise by the Company of its right of first refusal hereunder, or (y) if such tender offer is not consummated, the highest price offered pursuant thereto, in each case with property, if any, to be valued as aforesaid.

                                    (iii)   If the Company does not exercise
such right by giving such notice, then the Investor shall be free to accept for all its Voting Stock the tender offer with respect to which the Tender Notice was given.

                  8.3 Assignment of Rights. In the event that the Company elects to exercise a right of first refusal under this Section 8, the Company may specify in its notice of intention to exercise such right another person as its designee to purchase the Voting Stock to which such notice relates. If the Company shall designate another person as the purchaser pursuant to this Section 8, the giving of notice of acceptance of the right of first refusal by the Company shall constitute a legally binding obligation of the Company to complete such purchase if such person shall fail to do so.

         9.       Restrictions on Transferability of Shares; Compliance with the
Act.

                  9.1 Restrictions on Transferability. In addition to the restrictions on transfer set forth in Sections 7 and 8, the Shares and the Conversion Shares shall not be sold, assigned, transferred or pledged, except upon the conditions specified in this Section 9, which conditions are intended to insure compliance with the provisions of the Act and in the case of Conversion Shares being sold pursuant to a Registration Statement, to assist in an orderly distribution. Each Investor will cause any proposed purchaser, assignee, transferee or pledgee of Shares or Conversion Shares held by that Investor to agree to take and hold those Shares or Conversion Shares subject to the provisions and upon the conditions specified in this Section 9.

                  9.2 Certain Definitions. As used in this Section 9, the following terms shall have the following respective meanings:

                           "Commission" shall mean the Securities and Exchange
Commission or any other federal agency at the time administering the Act.

                           "Holder" shall mean any holder of Registrable
Securities (including any Transferee (as herein defined)) which have not been sold to the public.

                           "Initiating Holders" shall mean any Holders who in
the aggregate hold 50% or more of the outstanding Registrable Securities.

                           The terms "register", "registered" and "registration"
shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                           "Registrable Securities" shall mean:  (a) the
Conversion Shares (whether issued or issuable); (b) any Common Stock or other securities of the Company issued or issuable in respect of the Conversion Shares (or any other securities of the Company issued in respect of the Shares) on account of any stock split, reverse stock split, stock dividend, dilution event described in the Restated Articles of Incorporation or other similar event; (c) any Common Stock issuable upon conversion of the Series A Preferred Stock received upon exercise of the Series A Warrants; (d) any Common Stock issuable upon conversion of the Series B Preferred Stock received upon exercise of the Series B Warrants; (e) any Common Stock issuable upon conversion of the Series D Preferred Stock received upon exercise of the Series D Warrants; (f) any Common Stock issuable upon conversion of the Series E Preferred Stock received upon exercise of the Series E Warrants; (g) any Common Stock issuable upon conversion of the Series F Preferred Stock issuable upon conversion of the Bridge Warrants;
(h) any Common Stock issuable upon conversion of the Series F Preferred Stock received upon exercise of the Series F Placement Warrants; and (i) any Shares or Conversion Shares or Common Stock acquired pursuant to the right of first offer set forth in Section 5.8 or the right of first refusal and repurchase with respect to Founder Stock set forth in Section 7.1 or pursuant to any right to purchase stock from any employee pursuant to an agreement provided for by
Section 5.9; provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (1) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (2) they have not been sold in a transaction exempt from the registration and prospectus delivery requirement of the Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of each sale.

                           "Registration Expenses" shall mean all expenses
incurred by the Company in compliance with Sections 9.4, 9.5 and 9.6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

                           "Restricted Securities" shall mean the securities
of the Company required to bear or bearing the legend set forth in Section 4.3 hereof.

                           "Selling Expenses" shall mean all underwriting
discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder.

                  9.3 Notice of Proposed Transfers. The transferee of each certificate representing Restricted Securities (a "Transferee") by acceptance thereof agrees to comply in all respects with the provisions of this Agreement and shall have all the rights of an Investor hereunder with respect to the Restricted Shares. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than under circumstances described in Sections 9.4, 9.5 and 9.6 hereof), the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed sale, assignment, transfer or pledge, in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (a) a favorable written opinion of counsel reasonably satisfactory in form and substance to the Company and its counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Act, or (b) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Not withstanding the foregoing, Holders of Restricted Securities and their transferees shall be permitted to transfer such Restricted Securities without complying with the provision of this Section to (a) any Person controlling, controlled by or under common control with such Holder or
(b) to any other Holder of Restricted Securities. Each certificate evidencing the Restricted Securities transferred as above provided shall, subject to the provisions of Section 4.3, bear the appropriate restrictive legend set forth therein.

                  9.4      Demand Registration Rights.

                           (a)      On two occasions, upon the demand, in
writing, of Initiating Holders that the Company effect a registration with respect to all or any part of the Registrable Securities, the Company shall give written notice of such demand within ten (10) days to all other Holders. The notice shall advise such Holders of their right to participate in such demand registration, which right may be exercised by each such Holder giving written notice to the Company of its intention to so participate within twenty (20) days of receipt of such notice from the Company. The Company will use its best efforts to prepare, file and process a registration statement and any amendments or supplements required to be filed to ensure that such registration statement is declared effective and remains effective under the Act, to permit the Holders or any of them, or an underwriter on behalf of any of them, to offer and sell to the public the number of Registrable Securities for which demand registration rights are exercised hereunder. The Company shall file the aforesaid registration statement as soon as reasonably practicable, and in any event, within sixty (60) days following receipt of such written request. The Company shall use its best efforts to cause such registration statement to become and remain effective until the earlier of the sale of all of the Registrable Securities included in the registration statement or one hundred twenty (120) days from the effective date thereof.

                           (b)      Notwithstanding the foregoing, the Company
shall not be obligated to register the Registrable Securities pursuant to this
Section 9.4, (i) during any period within six (6) months following a prior primary or secondary public offering of the Company's Common Stock, including any registration of the Registrable Securities but excluding a "shelf" or continuing registration, (ii) during any period in which the Company has commenced preparation of a registration statement of securities and pursuant to which it has notified the Holders of their "piggy-back" registration rights pursuant to Section 9.5 hereof, (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, (iv) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith and judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration to be filed in the near future, then the Company's obligation to use its best efforts to register under this
Section 9.4 shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such Registration Statement by Initiating Holders; provided, however, that the Company shall not exercise the right to defer registration granted by this subsection (iv) more than once in any twelve-month period.

                           (c)      The right of any Holder to registration
pursuant to this Section 9.4 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 9.4 and the inclusion of such Holder's registrable securities in the underwriting to the extent requested and to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such an underwriting) enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriters shall be reasonably acceptable to the Company). The Holders agree to be bound by the provisions of
Section 9.9 herein regarding cutbacks. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such persons may elect to withdraw therefrom by written notice to the Company, the Managing Underwriter and the Holders participating in the registration. The

Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such registrable securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration.

                  9.5      Piggy-Back Registration Rights.

                           (a)      On each occasion, if any, following the date
hereof that the Company contemplates filing with the Commission a registration statement under the Act relating in whole or in part to the primary offer and sale of shares of its Common Stock, other than a registration statement which exclusively relates to the registration of securities under (i) an employee stock option, bonus or other compensation plan, or (ii) a registration relating solely to a transaction under Rule 145 promulgated by the Commission, the Company shall so notify the Holders in writing of its intention to do so at least thirty (30) days prior to the filing of each such registration statement. Each Holder who gives written notice to the Company, within twenty (20) days of receipt of such notice from the Company, of such Holder's desire to have any of its Registrable Securities included in such registration statement, may, subject to the provisions of this Section 9.5, have its Registrable Securities so included. The Company shall file any required amendments of or supplements to any registration statement filed pursuant to this Section 9.5 and otherwise use its best efforts to insure that such registration statement remains in effect under the Act until the earlier of the sale of all of the Registrable Securities included in the registration or the expiration of one hundred twenty (120) days from the effective date thereof.

                           (b)      If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 9.5(a). In such event the right of any Holder to registration pursuant to Section 9.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the Holders who have demanded such registration). The Holders agree to be bound by the terms and conditions of Section 9.9 hereof regarding cutbacks.

                           (c)      The Company shall have the right to
terminate or withdraw any registration initiated by it under this Section 9.5 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  9.6      Registration on Form S-3.

                           (a)      The Company shall use its best efforts to
qualify for registration on Form S-3 or any comparable or successor form. After the Company has qualified for the use of

Form S-3, in addition to the rights contained in Sections 9.4 and 9.5, the Holders of Registrable Securities shall have the right to demand that the Company promptly use its best efforts to effect one registration per annum on Form S-3, provided, such request shall be made with respect to an amount of Registrable Securities which have a reasonably anticipated aggregate price to the public of not less than $750,000.

                           (b)      Notwithstanding the foregoing, the Company
shall not be obligated to take any action pursuant to this Section 9.6 (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act, (ii) during the period starting with the date sixty (60) days prior to the filing of and, ending on a date six (6) months following the effective date of a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, or with respect to securities offered solely to employees), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, or (iii) if the Company shall furnish to Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by the Holders; provided, however, that the Company shall not exercise the right to defer registration granted by this subsection (iii) more than once in any twelve-month period.

                  9.7 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:
                           (a)      Make and keep public information available
as those terms are understood and defined in Rule 144 under the Act, at all times from and after 90 days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

                           (b)      Use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act of 1934, as amended (the "Exchange Act"), at any time after it has become subject to such reporting requirements; and

                           (c)      So long as a Holder owns any Restricted
Securities, furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after 90 days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

                  9.8 Expenses of Registration. Subject to any Blue Sky requirements with respect to the allocation of expenses, all Registration Expenses incurred in connection with registration statements under Section 9.5 and the first two registration statements filed by the Company pursuant to Sections 9.4 and 9.6, shall be borne by the Company, and all Selling Expenses shall be borne by the holders of the Registrable Securities so registered pro rata on the basis of the number of their shares of Registrable Securities so registered; provided, however, that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by Initiating Holders (unless in response to a material adverse change in the Company), the registration statement does not become effective, in which case the Holders requesting registration shall bear such Registration Expenses pro-rata on the basis of the number of their shares of Registrable Securities so included in the registration request; provided, further, that such registration shall not be counted as a registration pursuant to Sections 9.4,
9.5 or 9.6.

                  9.9 Cutbacks. In the event the underwriter for a registration statement filed pursuant to Sections 9.4, 9.5 or 9.6 advises the Company in writing that the number of Registrable Securities proposed to be sold in any such offering or sale is greater than the number of shares which the underwriter believes feasible to sell at that time at the price and upon the terms approved by or on behalf of the Company with respect to a registration statement filed under Section 9.5 or on behalf of the Holders holding a majority of the Registrable Securities to be included in such registration statement with respect to a registration statement to be filed under Section 9.4 or 9.6, then the number of Registrable Securities which the underwriter believes may be sold shall (a) in the case of a registration statement filed under Section 9.5, first be allocated to the Company and the remaining Registrable Securities shall be allocated among the Holders in proportion to the Registrable Securities each first proposed for inclusion in the registration statement and (b) in the case of a registration statement filed under Sections 9.4 or 9.6, be allocated to the Holders in proportion to the number of Registrable Securities each first proposed for inclusion in the registration statement.

                  9.10 Additional Covenants Concerning Sale of Shares. In connection with any registration statement referred to in Section 9 of this Agreement, the Company shall furnish to each Holder whose shares of Registrable Securities are included therein (or to any broker or other person at its request) a reasonable number of copies of such registration statement, each amendment and supplement thereto and each document included therein, such number of copies of the then current prospectus included therein as they may from time to time reasonably request, and a copy of the opinion of counsel to the Company and a copy of the Company's accountants' "cold comfort letter" which are delivered to the underwriter, if such counsel or accountants, as the case may be, so consent.

                  9.11 Blue Sky Provisions. Except in those jurisdictions in which the Company would be required to execute a general consent to service of process, the Company, at its expense, shall endeavor to cause any of the Registrable Securities included in a registration statement referred to herein to be qualified under the laws of such number of jurisdictions as the Holders, or the managing underwriter named herein, may reasonably designate, and the Company will continue such qualification in effect so long as may be necessary to comply with all applicable laws regulating sales of securities.

                  9.12 Advising the Holders. In connection with any registration statement referred to in Section 9 hereof, the Company will promptly advise each Holder whose Registrable Securities are included therein, and confirm such advice in writing (a) when the registration statement has become effective, (b) upon the filing of any amendment or supplement to the registration statement,
(c) when any post-effective amendment to the registration statement becomes effective, and (d) of any request by the Commission for any amendment or supplement to the registration statement or prospectus or for additional information. If at any time the Commission should institute or threaten to institute any proceeding for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement, the Company will promptly notify the Holders whose Registrable Securities are included in such registration statement, and will use its best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible; and the Company will advise the Holders promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any shares of Common Stock for sale in any jurisdiction.

                  9.13 Indemnification.

                           (a)      With respect to the registration rights
described in Section 9 hereof, the Company hereby agrees to indemnify, hold harmless and defend each Holder (and any of the Holder's directors, officers, employees, affiliates and assigns) and each Person who controls, is controlled by or under common control of any such Holder within the meaning of the Act, against any and all losses, claims, damages, liabilities and expenses (including reasonable legal and other expenses incurred in investigating and defending against the same), to which they, or any of them, may become subject under the Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any registration statement or prospectus included therein, or any amendment thereof or supplement thereto, or
(ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 9.13(a) shall not apply to any such alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder. As soon as practicable after the receipt by any Holder of notice of any claim or action against any of the Holders in respect of which indemnity may be sought from the Company hereunder, such Holder shall notify the Company thereof in writing, and the Company shall assume the defense of such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to a majority in interest of the Holders.

                           (b)      Each Holder whose Registrable Securities
are included in a registration statement, severally but not jointly, hereby agrees, to indemnify, hold harmless and defend the Company, its directors and officers, and each Person who controls, is controlled by or under common control of the Company within the meaning of the Act, and each other Holder against any and all losses, claims, damages, liabilities and expenses (including reasonable legal or other expenses incurred in investigating and defending against the same), to which they or any of them may become subject under the Act or other statute or common law, arising out of or based upon (i) any alleged untrue statement of a material fact contained in any such registration statement or prospectus included therein, or any amendment thereof or supplement thereto, or
(ii) the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, that the indemnity contained in this Section 9.13(b) shall apply in each case only to the extent such statement or omission was made solely in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder in connection with the preparation of the registration statement. The Company, and any other person in respect of which indemnity may be sought from a Holder hereunder, shall, as soon as practicable after the receipt of notice of any claim or action against the Company or such other person or entity, notify such Holder thereof in writing and such Holder shall assume the defense of any such claim or action (and the cost thereof) by counsel of its own choosing, who shall be reasonably satisfactory to the Company.

                  9.14 Registration under the Exchange Act. If the Company shall at any time have completed a public offering of shares of its Common Stock, it shall thereafter take such steps as may be necessary to register its Common Stock under Section 12 of the Exchange Act (whether or not required by law to do so), to maintain such status, and to file with the Commission all current reports and other information as may be necessary to enable the Holders or the Transferees to effect sales of the Conversion Shares in reliance upon Rule 144 under the Act.

                  9.15 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the registrable securities held by them and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Section 9.

                  9.16 Transfer of Registration Rights. The rights to cause the Company to register securities granted to Holders under Sections 9.4, 9.5 and
9.6 may be assigned to a transferee or assignee in connection with any transfer or assignment by a Holder of at least Ten Thousand

(10,000) shares of Registrable Securities, subject to adjustment for any dilution event described in the Restated Articles of Incorporation or similar event; provided, however, that the Company is given written notice by the Holder effecting such transfer or assignment.

                  9.17 Standoff Agreement. Each Holder agrees in connection with any registration of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration statement) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as may be requested by the Company or such managing underwriters; provided, however, that all officers and directors of the Company have entered into substantially similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  9.18 Termination of Rights. The rights of any particular Holder to cause the Company to register securities under Sections 9.4, 9.5 and
9.6 shall terminate with respect to such Holder following a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act at such time as such Holder is able to dispose of all of his Registrable Securities in one three-month period, pursuant to the provisions of Rule 144.

         10.      Survival of Representations, Warranties and Covenants.
                  10.1 Survival of Representations, Warranties and Covenants of the Company. The Investor shall have the right to rely fully upon the representations, warranties and covenants of the Company contained in this Agreement (notwithstanding any knowledge of facts determined or determinable by the Investor). All such representations, warranties and covenants shall survive the execution and delivery hereof and the Closing.

                  10.2 Survival of Representations and Warranties of the Investor. The Company shall have the right to rely fully upon the representations and warranties of the Investor contained in this Agreement (notwithstanding any knowledge of facts determined or determinable by the Company). All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing.

         11. Conditions Precedent to Obligations of the Investor. The obligations of the Investor to consummate the purchase of the Shares in the Closing shall be conditioned on the following:

                  11.1 Representations and Warranties Correct. Each of the representations and warranties of the Company contained in this Agreement and in any certificate delivered to the

Investor pursuant hereto shall in all material respects be true and correct when made and as of the Closing Date, with the same effect as if made at the Closing Date (or the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date).

                  11.2 Compliance with this Agreement. The Company shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by the Company on or prior to the Closing Date.

                  11.3 Satisfaction of Investor. All corporate proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form to each Investor.

                  11.4 No Actions or Proceedings. No action, suit or proceeding by or before any court, agency or other governmental body shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  11.5 Opinion of Company's Counsel. The Company shall have delivered to the Investor an opinion of Wilson, Sonsini, Goodrich & Rosati, counsel for the Company, addressed to the Investor and dated as of the Closing Date in substantially the form attached hereto as Exhibit B.

                  11.6 Officer's Certificate. The Investor shall have received a certificate dated the Closing Date and signed by the President certifying the fulfillment of the conditions by the Company specified in this Section 11 and that he does not have any knowledge of any facts which have not been disclosed to the Investor in writing which will or may reasonably be expected to have any material adverse effect on the value of the assets, properties, business, goodwill or prospects of the Company. General economic conditions shall not be deemed a fact within the meaning or application of this paragraph.

                  11.7 Certificate of Secretary or Assistant Secretary. The Investor or its counsel shall have received a certificate dated the Closing Date and signed by the Secretary or Assistant Secretary of the Company certifying as to:

                           (a)      the Restated Articles of Incorporation in
the form attached as Exhibit A hereto;

                           (b)      the By-Laws of the Company;

                           (c)      resolutions of the Board authorizing and
approving the execution and delivery of this Agreement and all documents required to be delivered pursuant hereto by the Company, and the performance of its obligations hereunder and that such resolutions are in full force and effect on and as of the Closing Date;

                           (d) resolutions of the shareholders of the Company
approving the Restated Articles of Incorporation of the Company and that such resolutions are in full force and effect on and as of the Closing Date; and

                           (e) the incumbency and signature of each of the
officers of the Company signing this Agreement and any of the documents delivered hereunder.

                  11.8 Delivery of Documents. All of the documents and resolutions required to be delivered by the Company to the Investor at the Closing shall have been delivered.

                  11.9 No Lapse in Insurance Coverage. No lapse shall have occurred prior to the Closing Date in the coverage provided under any of the policies of insurance of the Company, including any liability policies, which relate to the business, assets, properties or employees of the Company.

                  11.10 Employee Agreements and Nondisclosure Agreements. The Employee Agreements and Nondisclosure Agreements shall continue to be in full force and effect.

                  11.11 Government Approvals. All filings, consents, approvals, qualifications, registrations or expirations of waiting periods required or imposed by any governmental agency or ministry necessary for the sale, delivery or purchase of the Series F Shares, including such requirements under applicable state securities laws and Japanese law, shall have been filed, occurred or been obtained.

                  11.12 Minimum Closing Condition. A minimum of $5,000,000 must be raised by the Company pursuant to the sale of Series F Shares offered hereby, including the Series F Shares to be issued upon conversion of the Bridge Notes. Subscriptions will be held in escrow until accepted by the Company or until the offering is terminated. If the offering is terminated, all subscriptions will be returned, together with any interest earned thereon, to the Investors.

         12. Conditions Precedent to the Obligation of the Company. Except as may be waived in writing by the Company, the obligations of the Company to consummate the sale of the Shares herein provided for shall be conditioned upon the following:

                  12.1 Representations and Warranties Correct. Each of the representations and warranties of each Investor in this Agreement, the Purchaser's Certificate and in any certificate delivered to the Company pursuant hereto certifying the fulfillment of the conditions by such Investor specified in this Section 12 shall in all material respects be true and correct when made and as of the Closing Date (or on the date to which it relates in the case of any representation or warranty which specifically relates to an earlier date).

                  12.2 Compliance with this Agreement. Each Investor shall have performed and complied with all covenants, agreements and conditions required to be performed or complied with by such Investor on or prior to the Closing Date.

                  12.3 Satisfaction of Company and its Counsel. All corporate, partnership and other proceedings taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form to the Company and its counsel, Wilson, Sonsini, Goodrich & Rosati.

                  12.4 No Actions or Proceedings. No action, suit or proceeding by or through any court, agency or other governmental body shall have been asserted, instituted or threatened by any party to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  12.5 Government Approvals. All filings, consents, approvals, qualifications, registrations or expirations of waiting periods required or imposed by any governmental agency or ministry necessary for the sale, delivery or purchase of the Series F Shares, including such requirements under applicable state securities laws, shall have been filed, occurred or been obtained.

         13. Documents to be Delivered at Closing.

                  13.1 Documents to be Delivered by the Company at the Closing. At the Closing the Company shall deliver to the Investor:

                           (a) the Restated Articles of Incorporation, in the
form attached as EXHIBIT A hereto, certified by the Secretary of State of the State of California;

                           (b) an opinion, dated the Closing Date, of Wilson,
Sonsini, Goodrich & Rosati, counsel to the Company, in substantially the form attached as EXHIBIT B hereto;

                           (c) a certificate of the President certifying as to
the matters set forth in Section 11.6;

                           (d) a certificate of the Secretary or Assistant
Secretary certifying as to the matters set forth in Section 11.7;

                           (e) a Good Standing Certificate certified by the
Secretary of State of the State of California as to the good standing of the company in California;

                           (f) a Tax Certificate from the Franchise Tax Board
stating that the Company does not owe any franchise taxes to the State of California;

                           (g) certificates representing the Series F Shares
being purchased by the Investor; and

                           (h) such other documents as the Investor or its
counsel shall have reasonably requested.

                  13.2 Documents to be Delivered by the Investor at the Closing. At the Closing, the Investor shall deliver to the Company:

                           (a) authorization to release from escrow the Purchase
Price upon the terms of payment provided for in Section 1.1(a), including, as applicable, the Bridge Notes to be surrendered for conversion of the principal and accrued interest due thereon.

                           (b) such other documents as the Company or its
counsel shall have reasonably requested.

         14. Miscellaneous.

                  14.1 Definition of Person. "Person" for purposes of the Agreement means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature.

                  14.2 Definition of Knowledge. "To the best of the Company's knowledge" shall mean the actual knowledge of the Company or information which it should have obtained, after due inquiry into the subject matter of the representation, or did obtain.

                  14.3 Additional Actions. The parties shall execute and deliver such other and further instruments and perform such other and further acts as may reasonably be required to consummate fully the transactions contemplated hereby.

                  14.4 Expenses. Each party to this Agreement agrees to pay its expenses and the expenses of its agents, employees and attorneys, incurred in connection with the negotiation, review and execution of this Agreement and other ancillary documents called for in this Agreement and the consummation of the transactions contemplated hereby.

                  14.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                  14.6 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. This

Agreement is not assignable by any party hereto without the prior written consent of the other parties.

                  14.7 Notices. All notices or other communications hereunder shall be in writing and shall be mailed, certified or registered mail, return receipt requested, or shall be sent by messenger or by electronic transmission, addressed to such party at the address indicated on Schedule 1.2 for an Investor or to any such other address as any such party shall specify in a notice to the Company, and, if intended for the Company to Cymer Laser Technologies, 16275 Technology Drive, San Diego, California 92127-1815, Attn: Dr. Robert Akins and Mr. William Angus, with a copy to Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Donna M. Petkanics, Esq.

                  14.8 Applicable Laws. This Agreement shall be construed and governed by the laws of the State of California applicable to contracts made and to be performed within such state.

                  14.9 Entire Agreement. Except as specifically provided in this Agreement, the Confidentiality Agreement, the Escrow Agreement, the Placement Agent Agreement and the Purchaser's Certificate, this Agreement constitutes the entire Agreement between the parties hereto as it relates to the sale of Series F Shares pursuant to the Private Placement Memorandum (the "Subject Matter"), and no party hereto shall be bound by any communications between them on the Subject Matter unless such communications are in writing and bear a date contemporaneous with or subsequent to the date hereof. Except for the Confidentiality Agreement, any prior written agreements or letters of intent between the parties concerning the Subject Matter shall, upon execution of this Agreement, be null and void.

                  14.10 Waivers and Amendments; Noncontractual Remedies; Preservation of Remedies. This Agreement (except for Sections 2, 5.8, 7.1, 7.2, 9 and 14.10) may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by Investors (or the Investors' Transferees) holding at least two-thirds of the outstanding Series F Shares or Series F Conversion Shares; and Sections 2, 5.8, 7.1, 7.2, 9 and 14.10 of this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument duly executed and acknowledged with the same formality as this Agreement, and signed by the Holders (or their Transferees) holding at least two-thirds of the outstanding Shares (and outstanding Conversion Shares), voting together as a class. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  14.11 Table of Contents; Captions. The Table of Contents and the captions of the various sections of this Agreement are inserted for convenience of reference only, and shall not constitute a part hereof.

                  14.12 Schedules and Exhibits Part of Agreement. The Schedules and Exhibits referred to herein and delivered pursuant hereto, including any amendments thereto or changes therein prior to the Closing Date, shall be deemed part of this Agreement as fully and effectively as if set forth at length herein.

                  14.13 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  14.14 Obligation of the Company to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Investor (and any of the Investor's directors, officers, employees, affiliates and assigns) from and against any and all actual losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements,) ("Losses" or singularly a "Loss") which it has incurred arising solely out of any material inaccuracy in or any material breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement.

                  14.15 Obligation of the Investor to Indemnify. The Investor agrees to indemnify, defend and hold harmless the Company (and its directors, officers, employees, affiliates and assigns) from and against any Losses which it may incur arising solely out of any material inaccuracy in or material breach of any representation, warranty, covenant or agreement of such Investor contained in this Agreement.

                  14.16 Notice and Opportunity to Defend.

                           (a)      Notice of Asserted Liability. Promptly after
receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 14.14 or
14.15 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee, provided however that failure to provide the Claims Notice shall not relieve the indemnifying party of its duty to indemnify the indemnities.

                           (b)      Opportunity to Defend. The Indemnifying
Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying party elects to compromise or defend such Asserted Liability, it shall, within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall reasonably cooperate, at the expense of the Indemnifying Party, in the compromise of or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may consent to settlement or compromise of any such Asserted Liability over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld, and provided further that the Indemnifying Party shall not be liable to the Indemnitee for more than the Indemnifying Party could have settled any Asserted Liability but for the objection of the Indemnitee. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date and year first above written.

                                             "COMPANY"

                                             CYMER LASER TECHNOLOGIES

                                             By:
                                                --------------------------------
                                                Name:  Robert P. Akins
                                                Title:  President

                                             "INVESTOR"

                                             -----------------------------------
                                             Printed Name

                                             -----------------------------------
                                             (Signature)

                                             -----------------------------------
                                             (Title)

                                             "FOUNDER"

                                             -----------------------------------
                                             Robert Akins

                                             "FOUNDER"

                                             -----------------------------------
                                             Richard Sandstrom

                                             "FOUNDER"

                                             -----------------------------------

                                                Uday Sengupta

                                  Schedule 1.1

                                    Founders

         Robert Akins
         Richard Sandstrom
         Uday Sengupta

                                  Schedule 1.2

                                    Investors
Name                                            Purchase Price     No. of Shares
- ----                                            --------------     -------------

                              [INFORMATION TO COME]

                                  Schedule 3.0

                  Exceptions to Representations and Warranties

         Set forth below are exceptions to the representations and warranties of the Company made in Section 3.0 of the attached Agreement. All disclosures and exceptions are intended to modify all of the Company's representations and warranties, and the section headings used below are for convenience only.

3.1      Organization and Standing; Articles and Bylaws

         In addition to California, the Company leases property and is qualified to do business in the state of Massachusetts. The Company leases property and is duly organized in Chiba, Japan.

3.3      Capitalization

         "Significant Holders," as that term is defined in the Series E Purchase Agreement, were granted a right of first refusal with respect to the 8% promissory notes and warrants issued pursuant to a Note and Warrant Purchase Agreement dated October 27, 1993 and amended February 18, 1994, the Bridge Warrants, Bridge Notes and the Series F Shares to be issued to the Investors pursuant to this Agreement. As of the Closing, the Company will have taken appropriate action to ensure that such rights, held by all Significant Holders, have expired, have been waived or have been accepted by such Significant Holders and included on Schedule 1.2 hereof.

3.8      Absence of Undisclosed Liabilities and Obligations

         See Section 3.3 above. See Section 3.13 below. See Section 3.22 below.

3.10     Real Property

         The Company or its subsidiary currently lease property at the following locations:

         16275 Technology Drive
         San Diego, California 92127-1815

         47 East Grove Street
         Middleboro, Massachusetts

         1-22-6 Ichikawa
         Ichikawa
         Chiba, Japan 272

3.11     Tangible Assets and Equipment

         The Company has a lease for a Hewlett Packard workstation and certain peripheral equipment which the Company uses for its word processing needs. The lease for such equipment, dated November 18, 1994, has a term of five years and requires monthly payments of approximately $800.00. The Company has no material leases other than for real property.

3.13     Patent and Trademarks

         PATLEX CORP.

         Effective August 1, 1989 and lasting until the expiration of the licensed patents, the Company entered into a Patent License Agreement for a nonexclusive worldwide license to certain patented laser technology with Patlex Corp., a patent holding company ("Patlex"). Under the terms of the agreement, the Company is required to pay royalties ranging from 1/4% to 5% of gross sales and leases, as defined, depending on total revenues earned.

         SEIKO

         In August 1992, the Company entered into a (i) Product License and Manufacturing Agreement, dated August 28, 1992 (the "License Agreement") and
(ii) a Research and Development Agreement, dated August 28, 1992 (the "Research Agreement") with Seiko. In return for partially funding the Company's research and development of its industrial laser technology pursuant to the Research Agreement, Seiko has the right and license (according to the terms of the License Agreement) to use the developments, improvements and modifications made by the Company. Under the License Agreement, the Company granted to Seiko the royalty-bearing, nontransferable, exclusive right (in Japan) and the nonexclusive right (worldwide) to manufacture, market, distribute and sell the Company's HPL-100K industrial laser and subsequent enhancements thereto. The Company also granted Seiko the right of first refusal to license and fund the Company's development of new technologies which are not funded by other parties.

         SEMATECH, INC.

         The Company entered into a Development Agreement, dated August 2, 1994 (the "Development Agreement"), with Sematech, Inc., a Delaware corporation representing a U.S. industry government and business consortium organized to conduct research and development of advanced semiconductor manufacturing for the use of the consortium's members ("Sematech"), under which the parties agreed to jointly develop a new laser for use with a SVGL Microscan tool. If the Company is unable to manufacture sufficient numbers of the new laser for Sematech or Sematech's members' needs, the Company will grant an unrestricted, worldwide, nonexclusive and irrevocable license for the production of the new laser. All patents resulting from any invention made solely by an employee of either Sematech or Cymer will belong to the company that employs the inventor. All patents resulting from any invention made solely by a Sematech member's employee will belong to that employee's employer. All patents resulting from any invention made jointly by Sematech employees, members' employees and/or the Company's employees will be jointly owned by the employers of such joint inventors. The Company is obligated to grant Sematech a royalty-free, worldwide, unrestricted, nonexclusive and irrevocable license, which Sematech may sublicense to (i) its members, who may in turn sublicense to majority-owned entities, or (ii) the Department of Defense, which in turn may sublicense to its subcontractors, to all of the Company's patents which result from the development work completed under the agreement; provided, however, that if such patents are used for the manufacture or contracting for the manufacture of materials or equipment covered by such patents, the Company is obligated to grant to Sematech or its members a license requiring certain limited royalty payments.

         COHERENT INC.

         On November 8, 1993 and August 31, 1994, the Company received notices from Coherent Inc. ("Coherent") which alleged that the Company's excimer laser systems infringe on Coherent's ownership of a patent related to gas discharge lasers. The Company has referred such claim to its patent attorneys for further investigation. Coherent has offered to license the patent to Cymer; however, the Company believes that it has valid defenses to the infringement claim.

3.16     Litigation

         See Section 3.13 - "Coherent, Inc." above.

3.20     Registration Rights

         Pursuant to a Registration Rights Agreement, dated October 16, 1992 (the "Registration Rights Agreement"), between the Company and Silicon Valley Bank, the Company's principal bank ("SVB"), SVB is entitled to certain registration rights with respect to the registration of the shares of Series D Preferred Stock issuable upon exercise of the Series D Warrants or the Common Stock issuable upon conversion of the Series D Preferred Stock (the "SVB Conversion Shares") under the Securities Act. If the Company proposes to register any of its securities under the Securities Act, SVB or its assigns are entitled to notice of such proposed registration and the opportunity to include shares of SVB Conversion Stock therein. The Company expects to substitute the Series E Warrants for the Series D Warrants, and at such time, the Company anticipates that it will execute and deliver a Registration Rights Agreement to SVB containing terms which are substantially similar to the terms of the agreement described above.

3.22     Disclosure

         a. Bridge Loans. Certain Prior Investors and other investors purchased the Bridge Notes, in the aggregate principal amount of $3,624,062, which Bridge Notes will be converted into Series F Shares at the Closing. The conversion price shall be equal to the Purchase Price. In connection with the Bridge Loans, the Company issued the Bridge Warrants which are exercisable for 399,903 shares of Series F Preferred Stock. The exercise price of the Bridge Warrants is $3.40 per share.

         Upon issuance, the above Bridge Notes had a maturity date of December 31, 1994. Pursuant to Promissory Note Amendment Agreements executed by each holder of Bridge Notes, the maturity date for the Bridge Notes was extended to February 28, 1995.

         b. Placement Agreement. In November 1994, the Company entered into an Agreement (the "Placement Agreement") with Weeden & Co., L.P. (the "Placement Agent") to act as exclusive placement agent for the sale of the Series F Shares. The Letter Agreement provides that the Placement Agent shall receive the following remuneration:

                  (i) the Series F Placement Warrants, issued by the Company, to purchase Series F Preferred Stock at an exercise price equal to the Purchase Price. The number of shares of Series F Preferred Stock into which such Series F Placement Warrants may be converted shall be a number equal to nine (9%) percent of the gross proceeds of the sale of the Series F Shares (less the value of the conversion of the First Bridge Notes in the aggregate principal amount of approximately $1,625,000 plus accrued interest thereon but including the conversion of the Second Bridge Notes in the aggregate principal amount of approximately $2,000,000 (the "Second Bridge Financing") divided by $1. For example:

                                    if the gross proceeds from the sale of the Series F Shares equals $6,650,000 (including the First Bridge Notes and the Second Bridge Notes of $1,625,000 and $2,000,000
                                    respectively) then such gross proceeds will be reduced by the First Bridge Notes ($1,625,000), plus accrued interest on the First Bridge Notes ($25,000) ($6,650,000 -
                                    $1,650,000 = $5,000,000). Five million
                                    dollars shall then be multiplied by 9% which equals $450,000 ($6,000,000 x .09 =
                                    $450,000). $450,000 is then divided by $1
                                    which equals 450,000. The Placement Agent shall then receive 450,000 Series F Placement Warrants exercisable for 450,000 shares of Series F Preferred Stock at the Purchase Price.

                           The Series F Placement Warrants shall be exercisable in whole or in part from time-to-time during a term of five (5) years beginning with the first business day following the date of the Closing. The Series F Preferred Stock underlying the Series F Placement Warrants or any securities for which such shares may be exchanged or into which such shares may be converted shall be subject to the same registration rights granted to Investors in the Series F Shares.

                  (ii) upon request and upon receipt of appropriate invoices therefor, for all reasonable expenses (including legal fees and expenses and consultant fees and expenses) as incurred in connection with the private placement of the Series F Shares; provided that such amount shall not exceed $125,000;

                  (iii) for a period of five years from the date of Closing, the Company will consider in good faith using the Placement Agent as a placement agent or a managing or lead underwriter for the Company in connection with any private or public offering of securities of the Company commenced within such five year period. The Agent shall have the right for a period of five years from the end of the offering period to participate as co-manager or co-placement agent for the Company in connection with any public or private offering of the Company's securities commenced within such five year period and in connection with any such offering to sell a minimum of 33 1/3 percent of the total number of securities offered. If the Placement Agent, in its sole discretion, chooses not to act as a placement agent or underwriter in connection with any specific public or private offering of such securities, then the Company may use any other placement agent or underwriter, but only in connection with that specific offering.

                                                                  EXHIBIT 10.11

                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94     INTEREST       5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL      99 DAYS       PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
FIRST CLOSING - FEBRUARY 28, 1995:

Clearwater Ventures Partnership       $830,000.00     $49,481.64                                 $ 71,967.20    $1,340.76
Attn. Steve Gladstone
180 Maiden Lane
New York, NY 10038

Ventana Growth Fund II, L.P.          $118,878.00     $ 7,087.08
Attn.: F. Duwaine Townsen
8880 Rios San Diego Drive
Suite 500
San Diego, CA 92108

Convergences Gestion SA                                                                          $ 69,033.80    $1,286.11
Attn.: Mr. Gilles Theves
60 Rue de Rendezvous
7012 Paris
France 43

C. Ian Sym-Smith                      $150,000.00     $ 8,942.47                                 $ 69,033.80    $1,286.11
10800 E. Cactus Road, No. 20
Scottsdale, AZ 85259

Xerox Corporation                     $180,132.00     $10,738.83    $108,626.50    $ 2,357.05
Attn.: Jeanne K. Impleman
c/o Xerox Venture Capital
800 Long Ridge Road
Stamford, CT 06904

Interven II, L.P.                     $200,000.00     $11,923.29                                 $199,000.00    $3,707.40
Attn.: Kenneth Deemer
301 Arizona Avenue, Suite 306
Santa Monica, CA 90401

Allsop Venture Partners III, L.P.     $100,000.00     $ 5,961.64
Attn.: Michael Meyer
7400 College Blvd., Suite 302
Overland Park, KS 66210




                                                                                    AGGREGATE
                                      19-DEC-94     INTEREST         CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL     71 DAYS      CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
FIRST CLOSING - FEBRUARY 28, 1995:

Clearwater Ventures Partnership      $396,032.80    $6,162.92    $176,778.00      $1,531,761.00      437,646
Attn. Steve Gladstone
180 Maiden Lane
New York, NY 10038

Ventana Growth Fund II, L.P.                                                      $  125,965.00       35,990
Attn.: F. Duwaine Townsen
8880 Rios San Diego Drive
Suite 500
San Diego, CA 92108

Convergences Gestion SA              $  5,966.20    $   92.84    $100,000.00      $  176,375.50       50,393
Attn.: Mr. Gilles Theves
60 Rue de Rendezvous
7012 Paris
France 43

C. Ian Sym-Smith                     $  5,966.20    $   92.84                     $  235,319.00       67,234
10800 E. Cactus Road, No. 20
Scottsdale, AZ 85259

Xerox Corporation                    $ 72,425.00    $1,127.05                     $  375,403.00      107,258
Attn.: Jeanne K. Impleman
c/o Xerox Venture Capital
800 Long Ridge Road
Stamford, CT 06904

Interven II, L.P.                                                                 $  414,627.50      118,465
Attn.: Kenneth Deemer
301 Arizona Avenue, Suite 306
Santa Monica, CA 90401

Allsop Venture Partners III, L.P.                                                 $  105,959.00       30,274
Attn.: Michael Meyer
7400 College Blvd., Suite 302
Overland Park, KS 66210

                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
Neil Winter and Nina Winter,          $25,000.00      $1,490.41
Joint Tenants with Rights of
Survivorship
1410 Ridge Road
Laurel Hollow, Ny 11791

Andrew Fisch                          $10,000.00      $  596.16
3 Brown Place
Rowayton, CT 06853

Norman Weisberg                       $10,000.00      $  596.16
3215 Northwest 56th Street
Boca Raton, FL 33496-2523

Controlfida B.V.I.                                                  $500,000.00    $10,849.32
16 Plazza Riscossa
6906 Cassarate
Lugano, Switzerland

David J. Meyrowitz
210 Birch Drive
Roslyn, NY 11576

Arthur J. Radin
200 Hicks Street
Brooklyn, NY 11201

U.S. Clearing Corp., Custodian
FBO Donald E. Weeden IRA
Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
Neil Winter and Nina Winter,         $                                               $26,488.00        7,568
Joint Tenants with Rights of
Survivorship
1410 Ridge Road
Laurel Hollow, Ny 11791

Andrew Fisch                                                                         $10,594.50        3,027
3 Brown Place
Rowayton, CT 06853

Norman Weisberg                                                   $ 11,000.50        $21,595.00        6,170
3215 Northwest 56th Street
Boca Raton, FL 33496-2523

Controlfida B.V.I.                   $500,000.00     $7,780.82    $225,000.00     $1,243,627.00      355,322
16 Plazza Riscossa
6906 Cassarate
Lugano, Switzerland

David J. Meyrowitz                                                $ 10,500.00        $10,500.00        3,000
210 Birch Drive
Roslyn, NY 11576

Arthur J. Radin                                                   $ 25,000.50        $25,000.50        7,143
200 Hicks Street
Brooklyn, NY 11201

U.S. Clearing Corp., Custodian                                    $ 70,000.00        $70,000.00       20,000
FBO Donald E. Weeden IRA
Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
John D. Weeden, Trustee U/A/D
9/7/93 FBO John D. Weeden
76 Calhoun Terrace
San Francisco, CA 94133

Robert E. Weeden
1000 Forest Avenue
Rye, NY 10580

John D. Lium
P.O. Box 664
Rye NY 10580

William C. Mattison, Jr., IRA
Rollover, Bear Stearns Securities
Corp., Custodian
IRA Department
Attn.: Chris Johnson
Bear Stearns Securities Corp.
245 Park Avenue
New York, NY 10167

Joel Florin
35 Sherwood Gate
Oyster Bay, NY 11771

Paul Erlich
c/o Feldman, Radin & Co., P.C.
805 Third Avenue, 21st Floor
New York, NY 10022

Donald S. Ershow
12 Gavin Road
West Orange, NJ 07052




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
John D. Weeden, Trustee U/A/D                                      $35,000.00       $35,000.00       10,000
9/7/93 FBO John D. Weeden
76 Calhoun Terrace
San Francisco, CA 94133

Robert E. Weeden                                                   $10,500.00       $10,500.00        3,000
1000 Forest Avenue
Rye, NY 10580

John D. Lium                                                       $25,000.00       $24,997.00        7,142
P.O. Box 664
Rye NY 10580

William C. Mattison, Jr., IRA                                      $52,500.00       $52,500.00       15,000
Rollover, Bear Stearns Securities
Corp., Custodian
IRA Department
Attn.: Chris Johnson
Bear Stearns Securities Corp.
245 Park Avenue
New York, NY 10167

Joel Florin                                                        $25,000.00       $24,997.00        7,142
35 Sherwood Gate
Oyster Bay, NY 11771

Paul Erlich                                                        $30,002.00       $30,002.00        8,572
c/o Feldman, Radin & Co., P.C.
805 Third Avenue, 21st Floor
New York, NY 10022

Donald S. Ershow                                                   $15,000.00       $14,997.50        4,285
12 Gavin Road
West Orange, NJ 07052


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
Charles E. Sporck & Jeanine Sporck
Co-TTEES The Sporck 1993
Living Trust DTD 3-9-93
27241 Atamont Road
Los Altos Hills, CA 94022

Robert Turchyn
183 Catalpa Road
Wilton, CT 06830

U.S. Clearing Corp., Custodian
  for Gerard Smith IRA
c/o Quick & Reilly Group Inc.
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Barry Small IRA
Attn.: Ed Flynn
c/o Quick & Reilly
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Ralph Giorgio IRA
Attn.: Ed Flynn
c/o Quick & Reilly
26 Broadway
New York, NY 10004-1798




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
Charles E. Sporck & Jeanine Sporck                                 $25,000.00       $24,997.00        7,142
Co-TTEES The Sporck 1993
Living Trust DTD 3-9-93
27241 Atamont Road
Los Altos Hills, CA 94022

Robert Turchyn                                                     $35,000.00       $35,000.00       10,000
183 Catalpa Road
Wilton, CT 06830

U.S. Clearing Corp., Custodian
  for Gerard Smith IRA                                             $50,001.00       $50,001.00       14,286
c/o Quick & Reilly Group Inc.
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Barry Small IRA                                              $25,001.00       $25,000.50        7,143
Attn.: Ed Flynn
c/o Quick & Reilly
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Ralph Giorgio IRA                                            $25,000.50       $25,000.50        7,143
Attn.: Ed Flynn
c/o Quick & Reilly
26 Broadway
New York, NY 10004-1798


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian
  for Robert A. Cervoni IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Monty March IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Bruno E. Bruce IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for John Nolan IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Weeden Capital Partners, L.P.
Attn.: Steven Gladstone
145 Mason Street
Greenwich, CT 06830




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian
  for Robert A. Cervoni IRA                                       $25,000.50       $25,000.50        7,143
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Monty March IRA                                             $10,000.00       $ 9,999.50        2,857
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Bruno E. Bruce IRA                                          $32,000.00       $31,997.00        9,142
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for John Nolan IRA                                              $10,003.00       $10,003.00        2,858
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Weeden Capital Partners, L.P.                                    $262,500.00      $262,500.00       75,000
Attn.: Steven Gladstone
145 Mason Street
Greenwich, CT 06830


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
Savas C. Tsivicos
524 Green Grove Road
Wayside, NJ 07712

Angelo M. Grogos
c/o Angelo M. Gregos, TTEE
168 Route 537, Colts Neck
Colts Neck, NJ 07722

Emmanuel Geronimos
180 Round Hill Road
Greenwich, CT 06830

U.S. Clearing Corp., Custodian
  for Rita Fabrizi IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Claudio Fabrizi IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Tim McDonald IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
Savas C. Tsivicos                                                 $52,500.00       $52,500.00       15,000
524 Green Grove Road
Wayside, NJ 07712

Angelo M. Grogos                                                  $52,500.00       $52,500.00       15,000
c/o Angelo M. Gregos, TTEE
168 Route 537, Colts Neck
Colts Neck, NJ 07722

Emmanuel Geronimos                                                $70,000.00       $70,000.00       20,000
180 Round Hill Road
Greenwich, CT 06830

U.S. Clearing Corp., Custodian
  for Rita Fabrizi IRA                                            $10,500.00       $10,500.00        3,000
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Claudio Fabrizi IRA                                         $13,499.50       $13,499.50        3,857
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian
  for Tim McDonald IRA                                            $17,871.00       $17,871.00        5,106
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian for
  Paolino Cervoni IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Stein, Zeuderer, Ellenhorn,
  Frischer & Sharp Sal Ret Plan
  DTD 1/1/85 TST SUB ACC'T
  Richard Sharp
555 East 78th Street
New York, NY 10021

Weeden & Co., L.P.
Attn.: Don Weeden
145 Mason Street
Greenwich, CT 06830
- -------------------------------------------------------------------------------------------------------------------------
  FIRST CLOSING SUBTOTALS            $1,624,010.00    $96,817.69    $608,626.50    $13,206.36    $409,034.80    $7,620.37

U.S. Clearing Corp., Custodian for

SECOND CLOSING - MARCH 28, 199?:

Herman P. Alswanger
87 Idlewood Drive
Stamford, CT 06905

U.S. Clearing Corp., Custodian
  for Bruno Bruce
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian for
  Paolino Cervoni IRA                                             $14,000.00       $14,000.00        4,000
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Stein, Zeuderer, Ellenhorn,                                       $25,025.00       $25,025.00        7,150
  Frischer & Sharp Sal Ret Plan
  DTD 1/1/85 TST SUB ACC'T
  Richard Sharp
555 East 78th Street
New York, NY 10021

Weeden & Co., L.P.                                                                                 324,069(a)
Attn.: Don Weeden
145 Mason Street
Greenwich, CT 06830
- ------------------------------------------------------------------------------------------------------------
  FIRST CLOSING SUBTOTALS          $980,390.20    $15,256.48   $1,566,682.50    $5,321,603.00    1,520,458

SECOND CLOSING - MARCH 28, 199?:

Herman P. Alswanger                                               $10,500.00       $10,500.00        3,000
87 Idlewood Drive
Stamford, CT 06905

U.S. Clearing Corp., Custodian
  for Bruno Bruce                                                 $32,998.00       $32,998.00        9,428
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
C&F Investment Club
c/o Claudio Fabrizi
796 Hancock Avenue
Franklin Square, NY 11010

CFNA Corp.
Attn.: Andrew Fiach
3 Brown Place
Rowayton, CT 06853

Clearwater Ventures Partnership
Attn: Steve Gladstone
145 Mason Street
Greenwich, CT 06830

Steven H. Danz
215 E. 68th Street
New York, NY 10021

Robert De Michele and
June C. De Michele, Joint
Tenants with Rights of
Survivorship
588 Oenoke Ridge
New Canaan, CT 06840

U.S. Clearing Corp., Custodian for
  Samuel X. Difeo IRA Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Claudio Fabrizi
796 Hancock Avenue
Franklin Square, NY 10010




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
C&F Investment Club                                               $20,002.50       $20,002.50        5,715
c/o Claudio Fabrizi
796 Hancock Avenue
Franklin Square, NY 11010

CFNA Corp.                                                        $10,000.00       $ 9,999.50        2,857
Attn.: Andrew Fiach
3 Brown Place
Rowayton, CT 06853

Clearwater Ventures Partnership                                   $30,002.00       $30,002.00        8,572
Attn: Steve Gladstone
145 Mason Street
Greenwich, CT 06830

Steven H. Danz                                                    $35,000.00       $35,000.00       10,000
215 E. 68th Street
New York, NY 10021

Robert De Michele and                                             $52,500.00       $52,500.00       15,000
June C. De Michele, Joint
Tenants with Rights of
Survivorship
588 Oenoke Ridge
New Canaan, CT 06840

U.S. Clearing Corp., Custodian for
  Samuel X. Difeo IRA Rollover Trust                              $50,000.00       $49,997.50       14,285
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Claudio Fabrizi                                                   $20,002.50       $20,002.50        5,715
796 Hancock Avenue
Franklin Square, NY 10010


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian
  for Andrew Fisch
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Trustee for
  Ralph Giorgio IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Eugene R. Gyesky
81 Cat Rock Road
Cos Cob, CT 06807

Joseph J. Isabella
49 Dartmouth Street
Rockville Centre, NY 11570

Brian Mahoney
21 Vassar Place
Rockville Centre, NY 11570

Henry P. Massey, Jr.
12670 Viscaino Court
Los Altos Hills, CA 94022

Dennis L. McGrath
P.O. Box 80
18 Adams Hill Road
Cross River, NY 10518




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian
  for Andrew Fisch                                                $10,000.00       $ 9,999.50        2,857
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Trustee for
  Ralph Giorgio IRA                                               $63,000.00       $63,000.00       18,000
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

Eugene R. Gyesky                                                  $10,000.00       $ 9,999.50        2,857
81 Cat Rock Road
Cos Cob, CT 06807

Joseph J. Isabella                                                $ 7,000.00       $ 7,000.00        2,000
49 Dartmouth Street
Rockville Centre, NY 11570

Brian Mahoney                                                     $17,500.00       $17,500.00        5,000
21 Vassar Place
Rockville Centre, NY 11570

Henry P. Massey, Jr.                                              $ 9,000.00       $ 8,998.50        2,571
12670 Viscaino Court
Los Altos Hills, CA 94022

Dennis L. McGrath                                                 $50,001.00       $50,001.00       14,286
P.O. Box 80
18 Adams Hill Road
Cross River, NY 10518


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian
  for Joseph J. Mitolo IRA
  Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

John Nolan
132 Point Lookout
Milford, CT 06460

Trustee, WSGR Retirement
Plan FBO Donna Petkanics
c/o Wilson, Sonsini,
  Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Piedmont Harbor-Piedmont
Associates Limited Partnership
c/o Piedmont Financial Company, Inc.
230 N. Elm Street, Suite 1050
Greensboro, NC 27401

Thomas A. Reilly
71 Springhurst Road
Bedford Hills, NY 10507

Stuart Smith Richardson
c/o Piedmont Financial Company, Inc.
230 N. Elm Street, Suite 1050
Greensboro, NC 27401

Joel Sheriff and Gail Sheriff
75 Highline Trail
Stamford, CT 06902




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Custodian                                   $ 24,999474      $ 24,993.50        7,141
  for Joseph J. Mitolo IRA
  Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

John Nolan                                                       $ 10,003.00      $ 10,003.00        2,858
132 Point Lookout
Milford, CT 06460

Trustee, WSGR Retirement                                         $  3,500.00      $  3,500.00        1,000
Plan FBO Donna Petkanics
c/o Wilson, Sonsini,
  Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304

Piedmont Harbor-Piedmont                                         $402,500.00      $402,500.00      115,000
Associates Limited Partnership
c/o Piedmont Financial Company, Inc.
230 N. Elm Street, Suite 1050
Greensboro, NC 27401

Thomas A. Reilly                                                 $ 25,000.00      $ 24,997.00        7,142
71 Springhurst Road
Bedford Hills, NY 10507

Stuart Smith Richardson                                          $ 52,500.00      $ 52,500.00       15,000
c/o Piedmont Financial Company, Inc.
230 N. Elm Street, Suite 1050
Greensboro, NC 27401

Joel Sheriff and Gail Sheriff                                    $ 21,000.00      $ 21,000.00        6,000
75 Highline Trail
Stamford, CT 06902


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Trustee
  for Gerard Smith IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

David Tennenbaum
580 5th Avenue, Suite 700
New York, NY 10036

Felix Tennenbaum
5 Lake Shore Close
N. Tarrytown, NY 10591

Ventimco Limited
Attn: Dr. Claude Blum
Von Meisss Blum & Partner
Usteristrasse 14
CH-8021 Zurich
Switzerland

U.S. Clearing Corp., Custodian
  for Donald E. Weeden IRA
  Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian for
  Robert Weppler IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
U.S. Clearing Corp., Trustee                                     $ 20,002.50      $ 20.002.50        5,715
  for Gerard Smith IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

David Tennenbaum                                                 $ 10,000.00      $  9,999.50        2,857
580 5th Avenue, Suite 700
New York, NY 10036

Felix Tennenbaum                                                 $ 10,000.00      $  9,999.50        2,857
5 Lake Shore Close
N. Tarrytown, NY 10591

Ventimco Limited                                                 $213,902.50      $213,902.50       61,115
Attn: Dr. Claude Blum
Von Meisss Blum & Partner
Usteristrasse 14
CH-8021 Zurich
Switzerland

U.S. Clearing Corp., Custodian                                   $ 35,000.00      $ 35,000.00       10,000
  for Donald E. Weeden IRA
  Rollover Trust
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798

U.S. Clearing Corp., Custodian for                               $ 50,001.00      $ 50,001.00       14,286
  Robert Weppler IRA
c/o Quick & Reilly
Attn.: Ed Flynn
26 Broadway
New York, NY 10004-1798


                                  SCHEDULE 1.2

                            CYMER LASER TECHNOLOGIES

                             SCHEDULE OF PURCHASERS

                                        FIRST BRIDGE FINANCING         SECOND BRIDGE LOAN

                                       1-JUN-94        INTEREST      21-NOV-94      INTEREST      5-DEC-94      INTEREST
NAME                                   PRINCIPAL       272 DAYS      PRINCIPAL       99 DAYS      PRINCIPAL      85 DAYS
- -------------------------------------------------------------------------------------------------------------------------
WS Investments Company 95A
Attn: Linda Wilson
Wilson, Sonsini,
  Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

Weeden & Co., L.P.
Attn: Don Weeden
145 Mason Street
Greenwich, CT 06830

- -------------------------------------------------------------------------------------------------------------------------
  SECOND CLOSING SUBTOTALS                   $0.00         $0.00          $0.00         $0.00          $0.00        $0.00

      TOTALS                         $1,624,010.00    $96,817.69    $608,626.50    $13,206.36    $409,034.80    $7,620.37
=========================================================================================================================




                                                                                   AGGREGATE
                                      19-DEC-94      INTEREST        CASH           PURCHASE       SERIES F
NAME                                  PRINCIPAL      71 DAYS     CONSIDERATION      AMOUNT(b)       SHARES
- ------------------------------------------------------------------------------------------------------------
WS Investments Company 95A                                       $   22,500.00     $  22,498.00        6,428
Attn: Linda Wilson
Wilson, Sonsini,
  Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304-1050

Weeden & Co., L.P.                                                                                   119,555(a)
Attn: Don Weeden
145 Mason Street
Greenwich, CT 06830

- ------------------------------------------------------------------------------------------------------------
  SECOND CLOSING SUBTOTALS                 $0.00         $0.00           $0.00            $0.00         0.00
                                     -----------    ----------   -------------    -------------    ---------

      TOTALS                         $980,390.20    $15,256.48   $2,895,092.24    $6,650,000.00    1,900,000
============================================================================================================


(a) Represents the number of Series F Shares to be issued upon exercise of the Placement Agent Warrants (not included in total number of Series F Shares).

(b) Each Investor's Aggregate Purchase Amount excludes the cash value of fractional share amounts, which was refunded.

                                  Schedule 3.0

                         Exceptions to Representations and Warranties

    Set forth below are exceptions to the representations and warranties of the Company made in Section 3.0 of the attached Agreement. All disclosures and exceptions are intended to modify all of the Company's representations and warranties, and the section headings used below are for convenience only.

3.1      Organization and Standing; Articles and Bylaws

         In addition to California, the Company leases property and is qualified to do business in the state of Massachusetts. The Company leases property and is duly organized in Chiba, Japan.

3.3      Capitalization

         "Significant Holders," as that term is defined in the Series E Purchase Agreement, were granted a right of first refusal with respect to the 8% promissory notes and warrants issued pursuant to a Note and Warrant Purchase Agreement dated October 27, 1993 and amended February 18, 1994, the Bridge Warrants, Bridge Notes and the Series F Shares to be issued to the Investors pursuant to this Agreement. As of the Closing, the Company will have taken appropriate action to ensure that such rights, held by all Significant Holders, have expired, have been waived or have been accepted by such Significant Holders and included on Schedule 1.2 hereof.

3.8      Absence of Undisclosed Liabilities and Obligations

         See Section 3.3 above. See Section 3.13 below. See Section 3.22 below.

3.10     Real Property

         The Company or its subsidiary currently lease property at the following locations:

         16275 Technology Drive
         San Diego, California 92127-1815

         Suite 150L
         1 Longfellow Center
         526 Boston Post Rd.
         Wayland, Massachusetts

         1-22-6 Ichikawa
         Ichikawa
         Chiba, Japan 272

3.11     Tangible Assets and Equipment

         No material leases other than for real property.

3.13     Patent and Trademarks

         Effective August 1, 1989 and lasting until the expiration of the licensed patents, the Company entered into a Patent License Agreement for a nonexclusive worldwide license to certain patented laser technology with Patlex Corp., a patent holding company ("Patlex"). Under the terms of the agreement, the Company is required to pay royalties ranging from 1/4% to 5% of gross sales and leases, as defined, depending on total revenues earned. The Company's average Patlex license cost per laser in 1994 has been $1,890. During 1993 and 1992, royalty fees totalled $13,000 and $33,000, respectively.

         On November 8, 1993 and August 31, 1994, the Company received notices from Coherent Inc. ("Coherent") which alleged that the Company's excimer laser systems infringe on Coherent's ownership of a patent related to gas discharge lasers. The Company has referred such claim to its patent attorneys for further investigation. Coherent has offered to license the patent to Cymer; however, the Company believes that it has valid defenses to the infringement claim.

         PATENTS

Cymer Laser Technologies has been awarded the following additional U.S.
patents:

          Patent                                                              Date                PATENT
          Number                          Patent Title                        Filed               DATE


Cymer Laser Technologies has applied for the following additional U.S. patents:

            Patent                                                         Date
            Number                        Patent Title                     Filed


         TRADEMARKS

Cymer Laser Technologies has registered "CYMER" as a trademark in the following countries:

Country                   Registration No.                 Date
USA                         1,622,222                     11/13/90

Benelux                       480,693                     02/01/91


"CYMER" as a trademark is applied for and is pending in the following countries:

                                           File No.
Canada                                     662,500
Korea                                      90-22583
Germany                                    C 40772-9
Japan                                      Z-85870

3.16      Litigation

          See Section 3.13 above.

3.22      Disclosure

a. Bridge Loans. Certain Prior Investors and other investors purchased the Bridge Notes to the Company, in the principal amount of $3,624,062, which will be converted into Series F Shares at the Closing. The conversion price shall be equal to the Purchase Price. In connection with the Bridge Loans, the Company issued the Bridge Warrants which are exercisable for 399,903 shares of Series F Preferred Stock. The exercise price of the Bridge Warrants is $3.40 per share.

b. Placement Agreement. In November 1994, the Company entered into an Agreement (the "Placement Agreement") with Weeden & Co., L.P. (the "Placement Agent") to act as exclusive placement agent for the sale of the Series F Shares. The Letter Agreement provides that the Placement Agent shall receive the following remuneration:

(i) the Series F Placement Warrants, issued by the Company, to purchase Series F Preferred Stock at an exercise price equal to the Purchase Price. The number of shares of Series F Preferred Stock into which such Series F Placement Warrants may be converted shall be a number equal to nine
        (9%) percent of the gross proceeds of the sale of the Series F Shares (less the value of the conversion of the First Bridge Notes in the aggregate principal amount of approximately $1,625,000 plus accrued interest thereon but including the conversion of the Second Bridge Notes in the aggregate principal amount of approximately $2,000,000 (the "Second Bridge Financing") divided by $1. For example:

                          if the gross proceeds from the sale of the Series F Shares equals $6,650,000 (including the First Bridge Notes and the Second Bridge Notes of $1,625,000 and $2,000,000 respectively) then such gross proceeds will be reduced by the First Bridge Notes ($1,625,000), plus accrued interest on the First Bridge Notes ($25,000) ($6,650,000 - $1,650,000 =
                          $5,000,000). Five million dollars shall then be multiplied by 9% which equals $450,000 ($6,000,000 x .09 = $450,000). $450,000 is then divided by $1 which equals 450,000. The Placement Agent shall then receive 450,000 Series F Placement Warrants exercisable for 450,000 shares of Series F Preferred Stock at the Purchase Price.

                 The Series F Placement Warrants shall be exercisable in whole or in part from time-to-time during a term of five (5) years beginning with the first business day following the date of the Closing. The Series F Preferred Stock underlying the Series F Placement Warrants or any securities for which such shares may be exchanged or into which such shares may be converted shall be subject to the same registration rights granted to Investors in the Series F Shares.

(ii) upon request and upon receipt of appropriate invoices therefor, for all reasonable expenses (including legal fees and expenses and consultant fees and expenses) as incurred in connection with the private placement of the Series F Shares; provided that such amount shall not exceed $125,000;

(iii) for a period of five years from the date of Closing, the Company will consider in good faith using the Placement Agent as a placement agent or a managing or lead underwriter for the Company in connection with any private or public offering of securities of the Company commenced within such five year period. The Agent shall have the right for a period of five years from the end of the offering period to participate as co-manager or co-placement agent for the Company in connection with any public or private offering of the Company's securities commenced within such five year period and in connection with any such offering to sell a minimum of 33-1/3 percent of the total number of securities offered. If the Placement Agent, in its sole discretion, chooses not to act as a placement agent or underwriter in connection with any specific public or private offering of such securities, then the Company may use any other placement agent or underwriter, but only in connection with that specific offering.

                                   SUPPLEMENT
                      TO THE SCHEDULE OF EXCEPTIONS TO THE
                 SERIES F PREFERRED STOCK PURCHASE AGREEMENT OF
                            CYMER LASER TECHNOLOGIES

                              dated March 10, 1995

         In connection with the issuance and sale by Cymer Laser Technologies (the "Company") of shares of its Series F Preferred Stock (the "Series F Shares") on February 28, 1995 (the "First Closing") and certain other events,
Schedule 3.0 (Exceptions to Representations and Warranties) of the Series F Preferred Stock Purchase Agreement (the "Agreement") is amended as follows. All capitalized terms shall have the meanings given to them in the Agreement, unless otherwise defined herein.

         This Supplement shall also serve to amend the Company's Private Placement Memorandum, dated December 6, 1995, as previously amended on February 21, 1995.


3.3      Capitalization.

         In the First Closing, the Company issued and sold 1,520,458 Series F Shares to the investors and in the amounts listed on Schedule 1.2 of the Agreement. The Company also issued warrants to purchase 324,069 shares of Series F Preferred Stock at a price of $3.50 per share to Weeden & Co., L.P., the Company's Placement Agent. Certain of the investors converted 8.0% promissory notes, in the aggregate principal amount of $3,622,062, and the interest due thereon into Series F Shares at the First Closing. On the First Closing date, the Company repaid the principal, in the amount of $2,000, and the interest due thereon to the holder of two 8.0% promissory notes.

         The number of shares of Common Stock outstanding has increased by 33,783 to 1,123,519 as a result of (i) the issuance of 10,000 shares of Common Stock to APPT, Inc. pursuant to the terms of a license agreement among the Company, APPT, Inc. and another affiliated company of APPT, Inc. and Science Research Laboratory and (ii) the exercise of stock options for 23,783 shares of Common Stock by certain officers and employees of the Company.

         On March 2, 1993, the Board of Directors approved a 500,000 share increase in the Common Stock issuable under the Company's 1987 stock plan-(the "1987 Stock Plan"). Such increase will be submitted for the approval of the Company's shareholders at the Company's annual shareholders, meeting.

3.9      Absence of Certain chances.

         (f)     On March 2, 1995, the company's Board of Directors approved
(i) increases in the salaries of certain officers of the Company and (ii) the issuance of new options upon the surrender of existing options held by certain officers or directors as set forth below:

Salaries and Wages:

         Effective as of March 2, 1995, the Managing Director of Cymer Japan, Inc., Shuzo Kimura, will receive an annual salary of $165,000, an increase of $19,000 from his 1994 salary, and the Vice President - Advanced Research, Richard L. Sandstrom, will receive an annual salary of $95,000. In connection with annual reviews, most other employees received salary increases, which in the aggregate average 5.0%. In the future, the Board of Directors will consider the compensation of the President and Chief Executive Officer, Dr. Robert P. Akins, and the Vice President - Finance and Administration, William A. Angus III, and such consideration could occur at the next Board of Directors meeting in April. Any increases in Dr. Akins' or Mr. Angus' compensation could be made retroactive to January 1, 1995 and may represent substantial increases as compared to their present salaries.

Stock Options:

         The Company's stock options are issued pursuant to the 1987 Stock Plan. The 1987 Stock Plan provides for vesting over four years, unless specified to the contrary, and expiration of outstanding options after five years. On March 2, 1995, the Board of Directors authorized the exchange of new stock options with new four year vesting schedules upon the surrender of outstanding stock options as follows:

         Shuzo Kimura may surrender the following outstanding stock options:
(i) 10,000 options at an exercise price of $.85 per share expiring in 1996,
(ii) 6,400 options at an exercise price of $.85 per share expiring in 1997, and
(iii) 35,000 options at an exercise price of $.50 per share expiring in 1999 in exchange for 51,400 options at an exercise price of $.50 per share. On March 2, 1995, Mr. Kimura was also granted options for 20,000 shares of Common Stock at a price of $.50 per share.

         Richard L. Sandstrom may surrender the following outstanding stock options: (i) 16,500 options at an exercise price of $.80 per share expiring in 1996 and (ii) 42,300 options at an exercise price of $.85 per s hare expiring in 1997 in exchange for 58,800 options at an exercise price of $.50 per share.

         On March 2, 1995, Richard P. Abraham (Director) was granted options for 17,600 shares of Common Stock at a pride of $.So per share.

         On March 2, 1994, the Board of Directors also authorized the exchange of outstanding stock options held by other employees for an aggregate of 37,750 options at an exercise price of $.50 per share in exchange for (i) 3,000 options expiring this year at an exercise price of $.65 per share, (ii) 7,500 options expiring this year at an exercise price of $.70,
(iii) 15,750 options expiring in 1998 at an exercise price of $1.00 and (iv) 11,500 options expiring in 1999 at an exercise price of $.50 per share. The Board of Directors also granted such employees additional options for 33,000 shares of Common Stock at an exercise price of $.50 per share.

          The Company's management has found a suitable candidate for the position of Director - Marketing and has made such candidate an offer of employment. The Board of Directors has approved a compensation package for this position which provides for a salary of $135,000, plus $15,000 in incentive, and a grant of 100,000 stock options at an exercise price of $.50 per share.

3.16      Litigation.

          On October 20, 1994, the Company sent a letter to Coherent,
Inc. ("Coherent") asserting that Coherent's U.S. Patent No. 4,393,505, (the "Fahlen Patent") which was issued in 1983, was invalid due to prior art as referenced in two papers published in 1977. On March 6, 1995, the Company received Coherent's response to its October 20, 1994 letter, which included an opinion of one of the co-authors of one of the 1977 papers that the two papers do not make the Fahlen Patent invalid. Coherent has threatened to sue the Company if the Company does not respond timely, and again has offered to license the patent to the Company. The Company is evaluating its response to the March 6, 1995 letter and continuing to explore possible defenses with its patent attorneys. There can be no assurance that the Company will be able to prove that the Fahlen Patent is invalid or that if the Company is required to license the Fahlen Patent, that the license terms will not have a material adverse effect on the Company's results of operations.

             SECOND SUPPLEMENT TO THE SCHEDULE OF EXCEPTIONS TO THE
                 SERIES F PREFERRED STOCK PURCHASE AGREEMENT OF
                            CYMER LASER TECHNOLOGIES

                              dated March 24, 1995

Introduction:

         Throughout the month of March, Cymer Laser Technologies (the "Company") has been working with its independent financial accountants to prepare its consolidated financial statements for the year ended December 31, 1994. On March 23, 1995, the accountants raised an issue concerning the accounting of an 8% redemption premium which the company is required to pay in the event of a redemption of its preferred stock, as set forth in the Company's Fourth Amended and Restated Articles of Incorporation. In response, the Company decided to make certain changes to the stockholder's equity section of its balance sheet as described below.

Amendment of Schedule 3.0:

         In connection with the second closing of the Company's issuance and sale of shares of its Series F Preferred Stock (the "Series F Shares"),
Schedule 3.0 (Exceptions to Representations and Warranties), as amended on March 10, 1995, of the Series F Preferred Stock Purchase Agreement (the "Agreement") is further amended as follows. All capitalized terms shall have the meanings given to them in the Agreement, unless otherwise defined herein. This Supplement shall also serve to amend the Company's Private Placement Memorandum, dated December 6, 1994, as previously amended on February 21, 1995 and March 10, 1995.

         3.7 Financial Information On March 23, 1995, in connection with the preparation of its consolidated financial statements for the year ended December 31 1994, the Company made a decision to change the method of accounting for the accretion of the 8% per annum redemption premium on its redeemable convertible preferred stock. The impact of that change was to increase the "Redeemable preferred stock" account in the stockholders' equity section of the balance sheet by approximately $6.0 million with a corresponding increase in the accumulated deficit in "STOCKHOLDERS" EQUITY (DEFICIT)" as of December 31, 1994. There was no impact on net "STOCKHOLDERS' EQUITY (DEFICIT)." There was no impact on the income statement, and this change will also have no future impact on earnings.

         The attached consolidated balance sheet has been derived from the unaudited financial statements of the Company and incorporates the change described above. The Company's financial statements are currently being audited by the Company's independent financial accountants, and the company expects the audit to be complete by the end of March, at which time the audited financial statements will be made available to investors.

         If you should have any questions regarding this supplement, please contact William Angus at Cymer Laser Technologies (619/487-2442) or Geoffrey Hale, Esq. at Wilson, Sonsini, Goodrich & Rosati (415/493-9300 ext. 4736). After your review of this Supplement, please sign where indicated below and return by facsimile transmission a copy of this signed page to Geoffrey Hale at Wilson, Sonsini, Goodrich & Rosati (fax No.: 415/493-6811) by Monday, March 27, 1995. Thank you for your attention to this matter and your continued support of Cymer Laser Technologies.

         I have reviewed this Supplement and the attached financial information and have had sufficient opportunity to obtain any other information I need from Cymer Laser Technologies prior to my purchase of Series F Shares.

                              By: _____________________
                                  Investor (print name)

                              Signed: _________________

CYMER LASER TECHNOLOGIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
DECEMBER 31, 1994 AND 1993

ASSETS                                                                                    1994                    1993
 CURRENT ASSETS:
   Cash and cash equivalents                                                         $2,326,000                $715,000
   Accounts receivable                                                                2,451,000               2,068,000
   Inventories                                                                        2,526,000               1,297,000
   Repaid expenses and other assets                                                     447,000                 125,000
        Total current assets                                                          7,750,000               4,205,000
PROPERTY                                                                              1,346,000               1,448,000
OTHER ASSETS                                                                             76,000                 152,000
                                                                                     $9,172,000              $5,805,000
TOTAL

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Revolving credit agreements                                                       $1,546,000              $1,588,000
   Accounts payable                                                                   3,624,000                 474,000
   Accrued liabilities                                                                  935,000                 488,000
   Deferred revenue                                                                   1,015,000                 627,000
   Advance against commercial drafts                                                    478,000                 495,000
        Total current liabilities                                                     1,709,000                 655,000
LONG-TERM DEBT                                                                        9,307,000               4,327,000
DEFERRED RENT                                                                                 0                       0
COMMITMENTS AND CONTINGENCIES                                                           327,000                 317,000

STOCKHOLDERS' EQUITY:
   Redeemable convertible preferred stock - authorized - 9,500,000 shares;
    Issued and outstanding 4,325,480 and 4,229,661
    shares (liquidation preference - $19,290,000)                                    19,290,000              12,989,000

   Common stock - authorized - 15,000,000 shares);
   issued and outstanding 1,091,437 and 1,083,013 shares                                175,000                 180,000
   Accumulated deficit                                                              (19,898,000)            (11,956,000)
   Cumulative translation adjustment                                                    (29,000)                (32,000)
        Total stockholders equity                                                      (462,000)              1,161,000
TOTAL                                                                                $9,172,000              $5,805,000